Exhibit 10.5

AMERICAN HONDA FINANCE CORPORATION

$6,000,000,000 CREDIT AGREEMENT

Dated as of March 18, 2011

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Administrative Agent and Auction Agent

BANK OF AMERICA, N.A.,

BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF

BARCLAYS BANK PLC,

DEUTSCHE BANK AG, NEW YORK BRANCH,

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

BNP PARIBAS,

CITIBANK, N.A.,

and

THE ROYAL BANK OF SCOTLAND PLC,

as Documentation Agents

MIZUHO CORPORATE BANK, LTD., LOS ANGELES BRANCH,

and

WELLS FARGO BANK, N.A.,

as Senior Managing Agents

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

and

SUMITOMO MITSUI BANKING CORPORATION,

as Managing Agents

Exhibit A	Form of Committed Loan Note
Exhibit B	Form of Money Market Note
Exhibit C	Form of Money Market Quote Request
Exhibit D	Form of Invitation for Money Market Quotes
Exhibit E	Form of Money Market Quote
Exhibit F	Form of Money Market Quote Accept/Reject Letter
Exhibit G	Form of Officer’s Certificate of Borrower
Exhibit H-1	Form of Opinion of Special Counsel to the Borrower
Exhibit H-2	Form of Opinion of Special Japanese Counsel to HMC
Exhibit H-3	Form of Opinion of Special New York Counsel to the Borrower
Exhibit I	Form of Transfer Supplement
Exhibit J	Form of Request for Commitment Increase
Exhibit K	Form of Notice of Request for Commitment Increase
Exhibit L	Form of Consent to Increase Commitment
Exhibit M	Form of Joinder Agreement

Schedule 1	Commitments

$6,000,000,000 CREDIT AGREEMENT dated as of March 18, 2011 (including the Exhibits and Schedules hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), among AMERICAN HONDA FINANCE CORPORATION, a California corporation (the “Borrower”); each of the Banks party hereto; THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent and Auction Agent; and the other Agents party hereto.

WHEREAS, the Borrower desires that the Banks commit to make loans to the Borrower in an aggregate principal amount not exceeding $6,000,000,000 at any one time outstanding for the general corporate purposes (including commercial paper back-up) of the Borrower and the Banks are prepared to make such loans upon the terms hereof; and

WHEREAS, subject and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facility provided for herein;

NOW THEREFORE IT IS AGREED:

Section 1. Definitions and Accounting Matters.

1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Absolute Rate Auction” shall mean a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

“Act” shall have the meaning assigned to that term in Section 13.16.

“Additional Costs” shall have the meaning assigned to that term in Section 6.1(a).

“Administrative Agent” shall mean BTMU, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

“Administrative Office” shall mean the office of the Administrative Agent, located at 777 South Figueroa, Suite 600, Los Angeles, California 90017.

“Administrative Questionnaire” shall mean, with respect to each Bank, an Administrative Questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

“Advance Date” shall have the meaning assigned to that term in Section 5.6.

“Affected Bank” shall have the meaning assigned to that term in Section 6.6.

“Affected Loan” shall have the meaning assigned to that term in Section 6.4.

“Affected Type” shall have the meaning assigned to that term in Section 6.4.

“Affiliate” shall mean, when used with respect to any Person, another Person that controls or is controlled by or is under common control with such Person. As used in this definition, “control” or “controlled” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

“Agents” shall mean the Administrative Agent, the Auction Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents and the Managing Agents.

“Agreement” shall have the meaning assigned to that term in the preamble.

“Applicable Lending Office” shall mean, for each Bank and for each type of Loan, the office for notices to, or the Lending Office of, such Bank (or of an Affiliate of such Bank) designated for such type of Loan in the Administrative Questionnaire submitted by such Bank or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

“Applicable Margin” shall mean, for any day, the percentage set forth below which corresponds to the Borrower’s Rating Level for such day:

Borrower’s Rating Level	Applicable Margin for LIBOR Loans

1	0.60%
2	0.80%
3	1.00%
4	1.25%

“Auction Agent” shall mean BTMU, in its capacity as auction agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

“Augmenting Bank” shall have the meaning assigned to that term in Section 2.8(a).

“Authorized Officer” means, relative to any Credit Party, either its chairman, one of its vice chairmen, a representative director, its president, one of its vice presidents or its treasurer, and either its secretary or one of its assistant treasurers or assistant secretaries or by such other Person as may be authorized by the Board of Directors or equivalent body of such Credit Party, whose signatures and incumbency shall have been certified to the Administrative Agent and the Banks pursuant to Section 7.1(b) or pursuant to a certificate delivered to the Banks after the Effective Date in form and substance satisfactory to the Administrative Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto.

“Banks” shall mean each of the banks and the other financial institutions from time to time party to this Agreement (including Purchasing Banks that become Banks pursuant to Section 13.5), and unless the context shall otherwise require, the term “Banks” shall include Increasing Banks and Augmenting Banks.

“Base Rate” shall mean the highest of (a) the Federal Funds Rate plus  1/2 of 1%, (b) the prime rate announced by BTMU as in effect from time to time at its office in New York and (c) one month LIBOR plus 1%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loans” shall mean Committed Loans which bear interest at a rate based upon the Base Rate.

“Borrower” shall have the meaning assigned to that term in the preamble.

“Borrower’s Debt Ratings” shall mean the higher of the ratings of the Index Debt of the Borrower assigned by Moody’s and S&P; provided, however, if such ratings are one or more rating grades apart, “Borrower’s Debt Ratings” shall mean the rating that is one rating grade lower than the higher of such rating grades; provided, that if either Moody’s or S&P shall not have in effect a rating for the Borrower’s Index Debt, then the Applicable Margin shall be determined based on the rating of the Borrower’s Index Debt by such other agency, provided, further, if no rating is available, then the applicable Borrower’s Rating Level shall be level 4.

“Borrower’s Rating Level” shall mean the number set forth below in the column “Borrower’s Rating Level” which corresponds to the Borrower’s Debt Ratings. Each change in the Borrower’s Rating Level shall take effect at the time of the applicable change in the Borrower’s Debt Ratings.

Borrower’s Rating Level	Borrower’s Debt Ratings
	Moody’s	S&P
1	Aa3 or greater	AA-or greater
2	A1/A2	A+/A
3	A3	A-
4	Baa1 or lower	BBB+ or lower

“BTMU” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd. and its successors and assigns.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in New York, New York or Los Angeles, California and if such day relates to the giving of notices or quotes for, a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or Money Market LIBOR Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day is also a London Business Day.

“Committed Loan Note” shall have the meaning assigned to that term in Section 2.6(a).

“Committed Loans” shall mean the loans provided for by Section 2.1. Unless the context otherwise requires, the term “Committed Loans” shall also include Loans made by Increasing Banks and Augmenting Banks pursuant to Section 2.8.

“Commitment” shall mean, as to each Bank, the amount set forth opposite such Bank’s name on Schedule 1 hereto under the caption “Commitment” (as the same may be reduced pursuant to Sections 2.2 and 6.6(b) or terminated pursuant to Sections 2.2 and 11 or as otherwise adjusted from time to time to give effect to assignments made in accordance with Sections 13.5(c) and 6.6(b)). Unless the context otherwise requires, the term “Commitment” shall also include Commitments made by Increasing Banks and Augmenting Banks pursuant to Section 2.8.

“Commitment Termination Date” shall mean March 18, 2014; provided, that if such day is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

“Consolidated Net Tangible Assets” shall have the meaning assigned to that term in Section 10.1(b)(i).

“Credit Agreement” shall mean this Credit Agreement, including the Exhibits and Schedules hereto.

“Credit Documents” shall mean this Agreement, the Notes and the HMC Support Agreement.

“Credit Exposure” shall have the meaning assigned to that term in Section 13.5(b).

“Credit Party” shall mean the Borrower and HMC.

“Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person as lessee which shall have been or should be recorded as capital leases, (c) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under interest rate and currency exchange, collar, cap, swap or similar agreements, (e) all Debt of others secured by a Lien on any property or asset of such Person, whether or not such Debt is assumed by such Person and (f) all Debt of others of the kinds referred to in clauses (a) through (e) above guaranteed by such Person. For the avoidance of doubt, any obligations in respect of Securitization Transactions that would be characterized as indebtedness under generally accepted accounting principles shall be treated as “Debt” hereunder.

“Default” shall mean an Event of Default or an event, act or condition which with notice or lapse of time or both would become an Event of Default.

“Defaulting Bank” shall mean any Bank that (a) has failed to fund any portion of the Loans required to be funded by it within two Business Days of the date required to be funded by it unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it within two Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding; provided, that a Bank shall not be deemed a Defaulting Bank solely because a governmental authority has acquired an equity interest in such Bank or its affiliates.

“Documentation Agent” shall mean each of BNP Paribas, Citibank, N.A. and The Royal Bank of Scotland plc, in their capacity as documentation agents for the Banks hereunder, and their respective successors and assigns in such capacity. The Documentation Agents shall have no rights, duties, obligations, or responsibilities beyond those of a Bank.

“Dollars” and “$” shall mean lawful money of the United States.

“Effective Date” shall mean March 18, 2011; provided, that the conditions set forth in Section 7.1 of this Agreement have been satisfied or waived.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

“ERISA Affiliate” shall mean any member of a “controlled group of corporations” or two or more “trades or businesses under common control” (as such terms are defined, respectively, in Sections 414(b), (c), (m) and (o) of the Internal Revenue Code and the regulations thereunder) of which the Borrower or any Subsidiary is a party.

“Eurodollar Loans” shall mean Committed Loans on which interest is determined by reference to rates referred to in the definition of “LIBOR” in this Section 1.

“Event of Default” shall have the meaning assigned to that term in Section 11.

“Excess Amount” shall have the meaning assigned to that term in Section 6.6(b).

“Excess Bank” shall have the meaning assigned to that term in Section 6.6(b).

“Existing Facility” shall mean the credit facility provided under the $6,000,000,000 Credit Agreement dated as of July 7, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time through the Effective Date) among the Borrower, each of the financial institutions party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent.

“Facility Fee” shall have the meaning assigned to that term in Section 2.7.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day or, if such day is not a Business Day in New York, New York, for the next preceding Business Day (or, if such rate is not so published for any day which is a Business Day in New York, New York, the average quotations for such day on such transactions from three federal funds brokers of recognized standing selected by the Administrative Agent).

“generally accepted accounting principles” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” shall mean any nation (including Japan and the United States) or government, any state or agency, instrumentality or other political subdivision thereof, including any central bank or comparable agency, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Bank” shall have the meaning assigned to that term in Section 13.5(f).

“HMC” shall mean Honda Motor Co., Ltd., a corporation organized under the laws of Japan, and its successors and assigns.

“HMC Support Agreement” shall mean the Keep Well Agreement dated September 9, 2005 between HMC and the Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms of this Agreement.

“Increasing Bank” shall have the meaning assigned to that term in Section 2.8(a).

“Indemnified Party” shall have the meaning assigned to that term in Section 13.3(b).

“Index Debt” shall mean the Borrower’s senior, unsecured, long-term indebtedness for borrowed money that has no credit enhancement other than the HMC Support Agreement.

“Information Memorandum” shall mean the Confidential Information Memorandum dated February 15, 2011 relating to the Borrower and the transactions contemplated under this Agreement, as amended, supplemented, amended and restated or otherwise modified through the Effective Date.

“Interest Period” shall have the meaning assigned to that term in Section 4.3.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Company Act” shall have the meaning assigned to that term in Section 8.12.

“Invitation for Money Market Quotes” shall mean an Invitation for Money Market Quotes substantially in the form of Exhibit D.

“LIBOR” shall mean, in each case, as adjusted for reserve requirements, (1) the rate of interest per annum appearing on page 3750 of the Dow Jones Market Service, or such other page as may replace Page 3750 on such service (or, if such service is no longer available, appearing on the relevant page of any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of service that may be selected by the Administrative Agent from time to time), as of 11:00 a.m. (London time) two London business days before the first day of the relevant Interest Period, as the rate for deposits in U.S. dollars for the given Interest Period; or (2) if such rate is not available, the rate of interest per annum equal to the average (rounded upward, is necessary, to the nearest 1/100 of one percent) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate that such Reference Banks are offering to leading banks in the London interbank market for deposits in U.S. dollars for the given Interest Period and in an amount comparable to the principal amount for which LIBOR is being determined as of 11:00 a.m. (London time) two London business days before the first day of the relevant Interest Period; provided, that (i) if any Reference Bank is not participating in any Eurodollar Loan, LIBOR for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loans, (ii) in determining LIBOR with respect to any Money Market LIBOR Loan, each Reference Bank shall be deemed to have made a Money Market LIBOR Loan in an amount equal to $1,000,000, (iii) each Reference Bank agrees to use its best efforts to furnish timely information to the Administrative Agent for purposes of determining LIBOR and (iv) if any Reference Bank does not furnish such timely information for determination of LIBOR, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

“LIBOR Auction” shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on LIBOR pursuant to Section 2.3.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever in respect of any assets or property, to secure payment of a debt or performance of an obligation.

“Loans” shall mean Committed Loans and Money Market Loans.

“London Business Day” shall mean a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Managing Agent” shall mean each of Credit Suisse AG, Cayman Islands Branch and Sumitomo Mitsui Banking Corporation, in their capacity as managing agents for the Banks hereunder, and their respective successors and assigns in such capacity. The Managing Agents shall have no rights, duties, obligations, or responsibilities beyond those of a Bank.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, on the ability of any Credit Party to fulfill its obligations under any Credit Document to which it is a party, or on the enforceability of any Credit Document.

“Margin Stock” shall have the meaning applicable thereto under Regulation U.

“Money Market Absolute Rate” shall have the meaning assigned to that term in Section 2.3(d)(ii)(D).

“Money Market Absolute Rate Loan” shall mean a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

“Money Market LIBOR Loan” shall mean a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 6.4).

“Money Market Loan” shall mean a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

“Money Market Margin” shall have the meaning assigned to such term in Section 2.3(d)(ii)(C).

“Money Market Note” shall have the meaning assigned to that term in Section 2.6(b).

“Money Market Quote” shall mean an offer, substantially in the form of Exhibit E, by any Bank to make a Money Market Loan in accordance with Section 2.3.

“Money Market Quote Request” shall mean a Money Market Quote Request substantially in the form of Exhibit C.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Excess Bank” shall have the meaning assigned to that term in Section 6.6(b).

“Non-Excluded Taxes” shall have the meaning assigned to that term in Section 6.7(a).

“Non-Increasing Bank” shall have the meaning assigned to that term in Section 2.8(a).

“Nonrecourse”, in respect of the Borrower or any Subsidiary and any Securitization Transaction, means that the Borrower, or such Subsidiary, as the case may be, has no obligation in respect of any payment due on such Securitization Transaction other than Permitted Securitization Obligations.

“Non-U.S. Bank” shall have the meaning assigned to that term in Section 6.7(b).

“Notes” shall mean the promissory notes provided for by Section 2.6.

“Notice of Default” shall have the meaning assigned to that term in Section 12.3.

“Officer’s Certificate” shall mean, with respect to any Credit Party, a certificate signed in the name of such Credit Party by an Authorized Officer.

“Participant” shall have the meaning assigned to that term in Section 13.5(b).

“Payor” shall have the meaning assigned to that term in Section 5.6.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Securitization Obligations” shall mean obligations of the Borrower or any of its Subsidiaries incurred in connection with any Securitization Transaction; provided, however, that, if (i) there is recourse to the Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) for credit defaults by the obligors in respect of the Receivables that are the subject of such Securitization Transaction and (ii) such recourse is not limited to such Receivables and the Receivables Related Assets (or undivided or beneficial interests in such Receivables and Receivables Related Assets) that are the subject of such Securitization Transaction then such obligations shall not be considered “Permitted Securitization Obligations” within the meaning of this definition to the extent that, in accordance with generally accepted accounting principles, such obligations would be required to be included as a liability on a consolidated balance sheet of the Borrower or its Subsidiaries.

“Person” shall mean any natural person, corporation, limited liability company, voluntary association, cooperative, partnership, joint venture, trust, unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean any employee pension benefit plan within the meaning of Title IV of ERISA which is either (a) maintained for employees of the Borrower, any Subsidiary, or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower, any Subsidiary or any ERISA Affiliate is at the time in question making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement (including, to the extent permitted by applicable law, overdue interest), a rate per annum equal to 2% above the Base Rate as in effect from time to time (provided that if such amount is principal of a Eurodollar Loan or a Money Market Loan and an Event of Default occurs on a day other than the last day of an Interest Period therefor, the “Post-Default Rate” for such principal shall be, during the continuance of an Event of Default, up to the last day of the then current Interest Period therefor, 2% above the interest rate for such Loan for such Interest Period as provided in Section 4.2 and, thereafter, the rate provided for above in this definition).

“Principal Subsidiary” shall mean at any time each Subsidiary which (i) has assets with a book value equaling 15% or more of the book value of the assets of the Borrower and its consolidated Subsidiaries taken as a whole; (ii) has gross revenue equaling 15% or more of the gross revenue of the Borrower and its consolidated Subsidiaries taken as a whole; (iii) or has net worth equaling 15% or more of the net worth of the Borrower and its consolidated Subsidiaries taken as a whole; in the case of clauses (i) and (iii) measured as of the last fiscal quarter then ended and in the case of clause (ii), measured as of the last four fiscal quarters then ended.

“Pro Rata Share” shall mean, at any time, with respect to any Bank, the percentage corresponding to the fraction, the numerator of which shall be the amount of the Commitment of such Bank, and the denominator of which shall be the aggregate amount of the Commitments of all of the Banks and, if the Commitments shall have been terminated, the numerator of which shall be the outstanding principal amount of the Loans of such Bank and the denominator of which shall be the outstanding aggregate amount of the Loans of all Banks.

“Purchasing Bank” shall have the meaning assigned to that term in Section 13.5(c).

“Qualified Successor” shall have the meaning assigned to that term in Section 12.8(b).

“Quarterly Dates” shall mean the first Business Day of each January, April, July and October, the first of which shall be the first Quarterly Date occurring after the Effective Date.

“Receivable” shall mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from (i) the financing by the Borrower or any of its Subsidiaries of property, equipment or services or (ii) the leasing by the Borrower or any of its Subsidiaries of property or equipment, and in each case monies due thereunder, security interests in the property, equipment and services financed or leased thereby and any and all other related rights.

“Receivables Related Assets” shall mean the collective reference to: (i) any rights arising under the documentation governing or relating to a Receivable (including rights in respect of Liens securing such Receivables, other credit support in respect of such Receivables and any proceeds of insurance policies maintained by an obligor of such Receivable which has been assigned or issued to or for the benefit of the Borrower or any of its Subsidiaries, as applicable, or pursuant to which Borrower or any of its Subsidiaries, as applicable, has been named an insured party), (ii) any proceeds of a Receivable and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with the sale, conveyance, lease or other transfer of a Receivable or otherwise funded with such Receivable, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing the sale, conveyance, lease or other transfer of a Receivable or otherwise funded with such Receivable and (v) any rights or ownership interests in respect of the property or equipment leased or financed pursuant to a Receivable (including proceeds from the disposition of such property or equipment and any proceeds of insurance policies relating to physical damage, loss or breakdown of the property or equipment or insuring the residual value of the property or equipment).

“Reference Banks” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A. and JPMorgan Chase Bank, N.A.

“Regulations A, D and U” shall mean Regulation A, Regulation D and Regulation U respectively, of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulatory Change” shall mean with respect to any Bank (a) the enactment of or any change in (other than any change by way of imposition or increase of any Reserve Requirements included in the calculation of LIBOR), or in the interpretation of, any law or regulation, domestic or foreign (other than a law or regulation related to the taxation of the overall net income of such Bank or franchise taxes imposed in addition to or in lieu of income taxes), or (b) the compliance by such Bank with any guideline or request from any Governmental Authority, domestic or foreign (whether or not having the force of law) other than those promulgated prior the Effective Date. Notwithstanding anything to the contrary, for purposes of this definition, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder for which the 30 day notice provision has not been waived.

“Required Banks” shall mean, at any time, Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the outstanding aggregate principal amount of the Loans; provided that the unused Commitments of, and the portion of the total outstanding Loans held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

“Required Payment” shall have the meaning assigned to that term in Section 5.6.

“Reserve Requirement” shall mean, for any Eurodollar Loans or Money Market LIBOR Loans for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change occurring after the Effective Date against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of “LIBOR” in this Section 1 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans or Money Market LIBOR Loans.

“S&P” shall mean Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc.

“Securitization Transaction” shall mean any transaction or series of transactions that are Nonrecourse to the Borrower and its Subsidiaries and have been or may be entered into by the Borrower or any of its Subsidiaries in which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to any other Person, or may grant a Lien upon or a leasehold interest in, any Receivables or Receivables Related Assets or any undivided or beneficial ownership interests therein (whether such Receivables or Receivables Related Assets are then existing or arising in the future) of the Borrower or any of its Subsidiaries.

“Senior Managing Agent” shall mean each of Mizuho Corporate Bank, Ltd., Los Angeles Branch and Wells Fargo Bank, N.A., in their capacity as senior managing agents for the Banks hereunder, and their respective successors and assigns in such capacity. The Senior Managing Agents shall have no rights, duties, obligations, or responsibilities beyond those of a Bank.

“SPC” shall have the meaning assigned to that term in Section 13.5(f).

“Special Purpose Subsidiary” shall mean any Subsidiary of the Borrower which (i) is formed for the purpose of effecting a Securitization Transaction and engaging in other activities reasonably related thereto and (ii) is structured as a “bankruptcy-remote subsidiary” in accordance with customary practices in the asset-backed securitization market.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity (“Other Person”) of which more than 50% of the voting securities of such Other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context expressly provides otherwise, the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Syndication Agent” shall mean each of Bank of America, N.A., Barclays Capital, the investment banking division of Barclays Bank PLC, Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, N.A. in their capacity as syndication agents for the Banks hereunder, and its successors in such capacity. The Syndication Agents shall have no rights, duties, obligations or responsibilities beyond those of a Bank.

“Transferee” shall have the meaning assigned to that term in Section 13.5(d).

“Transfer Supplement” shall have the meaning assigned to that term in Section 13.5(c).

“U.S. Bank” shall have the meaning assigned to that term in Section 6.7(b).

1.2 Accounting Terms and Determinations. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Banks shall (unless otherwise disclosed to the Administrative Agent and the Banks in writing at the time of delivery thereof in the manner described in subsection (b)) be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent (which, prior to the delivery of the first financial statements under Section 9.1(a), shall mean the audited financial statements as at March 31, 2010 as referred to in Section 8.4). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent and the Banks pursuant to Section 9.1(a) (or, prior to the delivery of the first financial statements under Section 9.1(a), used in the preparation of the audited financial statements as at March 31, 2010 as referred to in Section 8.4), unless, in the event that such financial statements are accompanied by a variation description referred to in subsection (b) below, (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Banks shall so object in writing 30 days after delivery of such financial statements and variation description, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.1(a), shall mean the audited financial statements as referred to in Section 8.4).

(b) The Borrower shall deliver to the Administrative Agent and the Banks at the same time as the delivery of any financial statements under Section 9.1 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statements and the application of accounting principles employed in the preparation of the immediately preceding financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above (which, in the case of the first financial statements delivered under Section 9.1(a), shall mean the audited financial statements referred to in Section 8.4), and reasonable estimates for the difference between such statements arising as a consequence thereof.

(c) (i) If at any time the Securities and Exchange Commission permits or requires United States reporting companies to use International Financial Reporting Standards (“IFRS”) in lieu of generally accepted accounting principles for reporting purposes, the Borrower may notify the Administrative Agent that it has elected to use IFRS in lieu of generally accepted accounting principles and upon any such notice, references herein to generally accepted accounting principles shall thereafter be construed to mean IFRS as in effect from time to time, and (ii) if at any time any change in generally accepted accounting principles or the adoption of IFRS (each an “Accounting Change”) would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Banks shall so request, the Administrative Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with generally accepted accounting principles prior to such Accounting Change therein and (ii) the Borrower shall provide to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change.

1.3 Cross-References. Unless otherwise specified, references in a Credit Document to any Section are references to such Section of such Credit Document, and references in any Section or definition to any clause are references to such clause of such Section or definition.

1.4 Use of Certain Terms. (a) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto:

(i) in any computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”;

(ii) the words “including “ and “include” shall mean including without limiting the generality of any description preceding such term, and, for purposes of each Credit Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned;

(iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(iv) the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Loans and any other obligations of the Borrower or Credit Party hereunder shall mean the payment in full, in immediately available funds, of all the Loans and any other obligations of the Borrower or Credit Party hereunder; and

(v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, capital securities, securities, revenues, accounts, leasehold interests and contract rights.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and analogous references are to this Agreement unless otherwise specified.

(c) References to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions herein).

Section 2. Loans and Commitments.

2.1 Committed Loans. Each Bank severally agrees, on the terms and subject to the conditions of this Agreement, to make loans to the Borrower during the period from and including the Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank’s Commitment as then in effect minus such Bank’s Pro Rata Share of the aggregate principal amount of all Money Market Loans then outstanding. Subject to the terms of this Agreement, during such period the Borrower may borrow, repay, prepay (as provided in Section 3.2) and reborrow the aggregate amount of the Commitments; provided, that the aggregate principal amount of all Committed Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time. The Committed Loans may be Base Rate Loans or Eurodollar Loans (each, a “type” of Committed Loan).

2.2 Changes of Commitments. The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date. In addition, the Borrower shall have the right to terminate or reduce the Commitments at any time or from time to time; provided, that (a) the Borrower shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.5; (b) each partial reduction shall be in the amounts provided in Section 5.4; and (c) at no time shall the total amount of the Commitments be less than the aggregate principal amount of Loans then outstanding. Commitments terminated or reduced may not be reinstated.

2.3 Money Market Loans.

(a) The Money Market Option. In addition to Committed Loans pursuant to Section 2.1, the Borrower may, as set forth in this Section 2.3, request the Banks during the period from and including the Effective Date to but not including the date nine days prior to the Commitment Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. The Money Market Loans may be Money Market Absolute Rate Loans or Money Market LIBOR Loans (each, a “type” of Money Market Loan).

(b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans, it shall transmit to the Auction Agent a Money Market Quote Request so as to be received (x) no later than 9:00 a.m. Los Angeles time on the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) no later than 9:00 a.m. Los Angeles time on the Business Day prior to the date of borrowing proposed therein, in the case of an Absolute Rate Auction, in each case, specifying:

(i) the proposed date of borrowing, which shall be a Business Day;

(ii) the aggregate amount of such borrowing, which shall be $10,000,000 or a larger whole multiple of $1,000,000;

(iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one but no more than three Interest Periods in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Business Days of any other Money Market Quote Request.

(c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Auction Agent shall send to the Banks an Invitation for Money Market Quotes, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section 2.3.

(d) Submission and Contents of Money Market Quotes.

(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this Section 2.3(d) and must be submitted to the Auction Agent no later than (A) 8:00 a.m. Los Angeles time on the third Business Day prior to the proposed date of borrowing in the case of a LIBOR Auction or (B) 8:00 a.m. Los Angeles time on the proposed date of borrowing, in the case of an Absolute Rate Auction; provided, that Money Market Quotes submitted by the Auction Agent in its capacity as a Bank may be submitted, and may only be submitted, if the Auction Agent notifies the Borrower of the terms of the offer or offers contained therein not later than (A) 7:30 a.m. Los Angeles time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (B) 7:30 a.m. Los Angeles time on the proposed date of borrowing, in the case of an Absolute Rate Auction. Subject to Sections 6.2, 6.3, 7.2 and 11, any Money Market Quote so made shall be irrevocable except with the written consent of the Auction Agent given on the instructions of the Borrower. Any Bank which fails to submit a Money Market Quote by the applicable deadline referred to in this Section 2.3(d) shall be deemed to have elected not to submit a Money Market Quote.

(ii) A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes. Each Money Market Quote shall specify:

(A) the proposed date of borrowing and the Interest Period therefor;

(B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (1) may be equal to, greater than or less than the Commitment of the quoting Bank, (2) must be $10,000,000 or a larger whole multiple of $1,000,000, (3) may not exceed the principal amount of Money Market Loans for which offers were requested, and (4) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

(C) in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/1,000th of 1%) to be added to or subtracted from applicable LIBOR;

(D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/1,000th of 1%) (the “Money Market Absolute Rate”) offered for each such Money Market Loan; and

(E) the identity of the quoting Bank.

(iii) Any Money Market Quote shall be disregarded if it:

(A) is not substantially in conformity with the format described in the relevant Invitation for Money Market Quotes or does not specify all of the information required by Section 2.3(d)(ii);

(B) contains qualifying, conditional or similar language, except as permitted in Section 2.3(d)(ii)(B)(4);

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

(D) arrives after the time set forth in Section 2.3(d)(i).

(e) Notice to Borrower. Not later than (i) 8:30 a.m. Los Angeles time on the third Business Day prior to the proposed date of borrowing in the case of a LIBOR Auction or (ii) 8:30 a.m. Los Angeles time on the proposed date of borrowing in the case of an Absolute Rate Auction, the Auction Agent shall promptly notify the Borrower of the terms of (x) any Money Market Quote submitted by any Bank that is in accordance with Section 2.3(d) and (y) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Auction Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Auction Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f) Acceptance and Notice by Borrower. Not later than (i) 9:00 a.m. Los Angeles time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (ii) 9:00 a.m. Los Angeles time on the proposed date of borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Auction Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.3(e) substantially in the form of Exhibit F (and the Auction Agent shall so notify each Bank making an offer); provided, that if the Borrower shall fail to so notify the Auction Agent by the times set forth above, the Borrower shall be deemed to have notified the Auction Agent of its non-acceptance of each such offer. In the case of acceptance, each such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

(i) the aggregate principal amount of each borrowing of Money Market Loans may not exceed the applicable amount set forth in the related Money Market Quote Request;

(ii) the principal amount of each borrowing of Money Market Loans must be $10,000,000 or a larger whole multiple of $1,000,000;

(iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

(iv) the Borrower may not accept any offer that is described in Section 2.3(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g) Allocation. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Auction Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Auction Agent may deem appropriate in its sole discretion) in proportion to the aggregate principal amounts of such offers. The Auction Agent shall promptly notify the Borrower and each such Bank, of any allocation pursuant to this Section 2.3(g).

(h) Effectiveness of Notices. Notices to the Auction Agent under this Section 2.3 shall be effective only if received by the Auction Agent no later than the times and the dates specified herein.

2.4 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank’s Applicable Lending Office for Loans of such type.

2.5 Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, and no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

2.6 Notes. (a) The indebtedness of the Borrower resulting from the Committed Loans made to the Borrower by each Bank shall be evidenced by a promissory note of the Borrower payable to the order of such Bank and otherwise duly completed, in substantially the form of Exhibit A (a “Committed Loan Note”).

(b) The indebtedness of the Borrower resulting from any Money Market Loan made to the Borrower by any Bank shall be evidenced by a promissory note of the Borrower payable to the order of such Bank and otherwise duly completed, in substantially the form of Exhibit B (a “Money Market Note”).

(c) All Loans made by each Bank and all adjustments required by conversion of such Loans, and all payments and prepayments made on account of principal thereof, shall be recorded by such Bank on its books. Prior to the transfer by any Bank of any of its Notes, a record of the Loans evidenced thereby shall be endorsed by such Bank on the schedule attached thereto and forming a part of such Note; provided, that the failure by any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes.

2.7 Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank a facility fee (the “Facility Fee”), for each day during the periods from and including (i) the Effective Date to but excluding the earlier of the date such Bank’s Commitment is terminated and the Commitment Termination Date, on the daily average amount of such Bank’s Commitment (whether used or unused), provided that Facility Fees will not accrue on the amount of the Commitment of any Defaulting Bank during the period in which such Bank remains a Defaulting Bank and (ii) the Commitment Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans of such Bank; in each case at the rate per annum set forth below which corresponds to the Borrower’s Rating Level for such day:

Borrower’s Rating Level	Rate

1	0.075%
2	0.100%
3	0.125%
4	0.175%

Accrued Facility Fees shall be payable (i) on the Quarterly Dates, and (ii) on the earlier of the date the Commitments are terminated and the Commitment Termination Date (and thereafter, on demand and, in any event, on the date the Loans shall be repaid in their entirety.

2.8 Increase in Commitments. (a) The Borrower may, by written notice to the Administrative Agent in substantially the form of Exhibit J, request that the total Commitments be increased by an aggregate amount not to exceed $1,500,000,000; provided that the Borrower may not make more than 3 such requests. Such notice shall set forth the amount of the requested increase (which shall be in a minimum amount of $500,000,000 and in minimum increments of $10,000,000 above that amount) and the date on which such increase is requested to become effective (which shall be not less than 10 days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Commitment Termination Date). Upon the receipt of such request by the Administrative Agent, the Administrative Agent shall give notice promptly to each Bank substantially in the form of Exhibit K, which notice will offer each such Bank the opportunity to increase its Commitment by its applicable Pro Rata Share of the proposed increased amount. Each such Bank shall, by notice to the Borrower and the Administrative Agent substantially in the form of Exhibit L, given not more than 10 days after the date of the Administrative Agent’s notice, either agree to increase its Commitment by all or a portion of the offered amount (each Bank so agreeing being an “Increasing Bank”) or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment) (each Bank so declining or being deemed to have declined being a “Non-Increasing Bank”). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Increasing Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase requested by the Borrower, the Borrower may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Bank”), which may include any Bank, to extend Bank Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided, however, that each Augmenting Bank that is not an existing Bank shall be subject to the prior written approval of the Administrative Agent (which approvals shall not be unreasonably withheld or delayed), and the Borrower and each Augmenting Bank that is not an existing Bank shall execute a joinder substantially in the form of Exhibit M or such other documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Bank’s Commitment and/or its status as a Bank hereunder. Any such increase may be made in an amount that is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Banks. The Borrower and the Administrative Agent shall execute an amendment to Schedule 1 evidencing the revised Commitments.

(b) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase pursuant to this Section 2.8, the outstanding Loans (if any) are held by the Banks in accordance with their new applicable Pro Rata Shares. This may be accomplished at the reasonable discretion of the Administrative Agent, following consultation with the Borrower, (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Loan, (ii) by causing Non-Increasing Banks to assign portions of their outstanding Loans to Increasing Banks and/or Augmenting Banks, for a consideration that is not less than all principal and interest and fees accrued as to such Loans up to the effective date of such assignment or (iii) by any combination of the foregoing. Any prepayment or assignment described in this clause (b) shall be subject to Section 6.5, but shall otherwise be without premium or penalty.

Notwithstanding the foregoing, no increase in the Commitments shall become effective under this Section 2.8 unless (i) on the date of such increase, (A) no Default shall have occurred and be continuing or will result from the increase in Commitments as set forth herein and (B) the representations and warranties made by the Borrower in Section 8 shall be true and correct on and as of the date of the increase in Commitments with the same force and effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), (ii) the Borrower Debt Ratings assigned by S&P and Moody’s to the Index Debt shall be equal to or better than their respective ratings of such Borrower’s Index Debt in effect as of the Effective Date (after giving effect to the incurrence of the Commitment increase or Loans, as the case may be), (iii) the Administrative Agent shall have received a compliance certificate certifying and showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) that (A) each of the conditions set forth in the preceding clauses (i) and (ii) have been satisfied and (B) on a historical pro forma basis (after giving effect to the incurrence of the Commitment increase or Loans, as the case may be) as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 9.1, financial statements have been, or are required to have been, delivered by the Borrower, the Borrower would be in compliance with Section 9.10 as of the last day of such fiscal quarter and (iv) the Administrative Agent shall have received all fees to be mutually agreed between the Borrower and the Administrative Agent.

Section 3. Borrowings and Prepayments.

3.1 Borrowings. The Borrower shall give the Administrative Agent notice of each borrowing of Committed Loans to be made hereunder as provided in Section 5.5. Not later than 10:30 a.m. Los Angeles time on the date specified for each such borrowing hereunder, each Bank shall make available the amount of the Committed Loan to be made by it on such date to the Administrative Agent, at the Administrative Office, in immediately available funds, for the account of the Borrower. The Borrower shall give the Administrative Agent notice of each borrowing of Money Market Loans to be made hereunder as provided in Section 2.3(f). Not later than 11:30 a.m. Los Angeles time on the date specified for each such borrowing hereunder, each Bank whose offer to make Money Market Loans has been accepted shall make available the amount of the Money Market Loan to be made by it on such date to the Administrative Agent, at the Administrative Office, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account specified by the Borrower or, if no such account is specified, in an account of the Borrower maintained with the Administrative Agent at the Administrative Office.

3.2 Prepayments of Loans. The Borrower shall have the right to prepay Committed Loans at any time or from time to time; provided, that (a) the Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 5.5 and (b) prepayments of Eurodollar Loans shall be made together with all amounts payable pursuant to Section 6.5. The Borrower may not prepay Money Market Loans prior to the last day of the Interest Period applicable thereto without the consent of the Bank or Banks holding such Money Market Loans.

Section 4. Payments of Principal and Interest.

4.1 Maturity of Loans. Each Loan other than a Money Market Loan shall mature, and the Borrower hereby promises to pay to the Administrative Agent for the account of each Bank the outstanding principal of each such Loan made by such Bank, on the Commitment Termination Date. Each Money Market Loan shall mature, and the Borrower hereby promises to pay to the Administrative Agent for the account of each Bank the outstanding principal amount of each Money Market Loan made by such Bank, on the last day of the Interest Period applicable to such Money Market Loan.

4.2 Interest. The Borrower hereby promises to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a) If such Loan is a Base Rate Loan, the Base Rate.

(b) If such Loan is a Eurodollar Loan, for each Interest Period relating thereto, LIBOR for such Loan for such Interest Period plus the Applicable Margin.

(c) If such Loan is a Money Market LIBOR Loan, LIBOR for such Loan for the Interest Period therefor plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3.

(d) If such Loan is a Money Market Absolute Rate Loan, the Money Market Absolute Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.3.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for the account of each Bank interest on any principal of any Loan made by such Bank and on any other amount payable by the Borrower hereunder to or for the account of such Bank (including, to the extent permitted by applicable law, overdue interest) during the continuance of an Event of Default at the applicable Post-Default Rate before as well as after judgment and before and after the commencement of a proceeding under the Bankruptcy Code or any similar debtor relief law. Accrued interest on each Loan shall be payable on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and, upon the prepayment thereof (but only on the principal so prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent and interest on any Eurodollar Loan or Money Market Loan that is converted into a Base Rate Loan (pursuant to Section 6.4) shall be payable on the date of conversion (but only to the extent so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Borrower and the Banks to which such interest is payable.

4.3 Interest Periods. With respect to any Loan, the term “Interest Period” shall mean:

(a) With respect to any Eurodollar Loans, each period commencing on the date such Loans are made, converted from a Loan of another type or continued and ending on the same day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 5.5.

(b) Subject to Section 4.3(c), with respect to any Base Rate Loans, each period commencing on (i) the date such Loans are made or converted from Loans of another type, or (ii) if outstanding beyond the end of the first Interest Period applicable thereto, the last day of the immediately preceding Interest Period, and ending on the day which is the next succeeding Quarterly Date thereafter.

(c) With respect to Base Rate Loans converted from Money Market Loans pursuant to Section 6.4, prior to the last day of the Interest Period applicable thereto, the period commencing on the date of such conversion and ending on the day the Interest Period for such Money Market Loan would have ended had such conversion not occurred (on which date such Base Rate Loan shall be due and payable in accordance with Sections 4.1 and 6.4).

(d) With respect to any Money Market LIBOR Loans, each period commencing on the date such Loans are made and ending on the same day in the first, second, third or sixth calendar month thereafter as the Borrower may select as provided in Section 2.3.

(e) With respect to any Money Market Absolute Rate Loans, each period commencing on the date such Loans are made and ending on the number of days thereafter (but not less than seven days nor more than 360 days) as the Borrower may select as provided in Section 2.3.

Notwithstanding the foregoing: (i) (x) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or Money Market LIBOR Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); (y) no more than six Interest Periods for all Eurodollar Loans and Money Market LIBOR Loans shall be in effect at the same time (for which purpose Interest Periods described in different paragraphs above shall be different Interest Periods even if they are coterminous); and (z) no Interest Period shall extend beyond the Commitment Termination Date; and

(ii) The Borrower may (x) continue any Eurodollar Loan as such, or convert any Eurodollar Loan into a Base Rate Loan, in each case, effective upon the last day of the Interest Period then applicable thereto, or (y) convert any Base Rate Loan into a Eurodollar Loan (provided, in each case, that no Event of Default shall then exist), by giving notice in accordance with Section 5.5 as if such continuation or conversion were the borrowing of a Loan of the type into which such Loan is being converted (or, in the case of a continuation, of a Eurodollar Loan); and references to notices of borrowing or to borrowings in Sections 5.4 and 5.5 and in the definition of “Business Day” shall include, respectively, notices of continuation or conversion and continuations or conversions. If, in connection with any continuation of or conversion into a Eurodollar Loan, the Borrower neglects to elect an Interest Period therefor, the Borrower shall be deemed to have requested an Interest Period of one month. The provisions of Sections 6.1, 6.2, 6.3, 6.4 and 6.5 shall apply to voluntary continuations of and conversions into Eurodollar Loans as if such continuation or conversion were the making (or borrowing, as the case may be) of a Eurodollar Loan.

Section 5. Payments; Pro Rata Treatment; Computations; Etc.

5.1 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder and under the Notes shall be made in Dollars, in immediately available funds, without set-off, counterclaim or deduction of any kind to the Administrative Agent at the Administrative Office, not later than 11:00 a.m. Los Angeles time on the date such payment shall become due (each such payment made on such due date but after such time shall be deemed to have been made on the next succeeding Business Day). If a new Loan is to be made by any Bank on a date the Borrower is to repay any principal of an outstanding Loan of such Bank, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the excess of the principal to be borrowed over the principal to be repaid, subject to Section 7.2, shall be made available by such Bank to the Administrative Agent as provided in Section 3.1 or paid by the Borrower to the Administrative Agent pursuant to this Section 5.1, as the case may be. The Borrower shall, at the time of making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if a Default has occurred and is continuing, the Administrative Agent may apply such payment in the manner determined by the Required Banks, but subject to Section 5.2). Each payment received by the Administrative Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank’s Applicable Lending Office for the Loan in respect of which such payment is made. If the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

5.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.1 shall be made by the Banks and each payment of Facility Fees under Section 2.7, shall be made for the account of the Banks, and each reduction of the Commitments under Section 2.2 shall be applied to the Commitments of the Banks, in each case, according to their respective Pro Rata Share, (b) each payment of principal of or interest on Committed Loans by the Borrower of a particular type shall be made to the Administrative Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Committed Loans held by such Banks and (c) if an Event of Default has occurred and is continuing, each payment of principal of or interest on Money Market Loans by the Borrower shall be made to the Administrative Agent for the account of the Banks holding Money Market Loans pro rata in accordance with the respective unpaid principal amounts of such Money Market Loans held by such Banks.

5.3 Computations. Interest on Eurodollar Loans and Money Market Loans and Facility Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

5.4 Certain Minimum Amounts. Each partial reduction in the Commitments, and each borrowing or prepayment of principal of Committed Loans shall be in an amount equal to the relevant minimum amounts or corresponding larger whole multiples specified below:

	Minimum Amount	Multiples of

Reduction of Commitments	$10,000,000	$1,000,000

Borrowing of:
Base Rate Loans	$10,000,000	$1,000,000
Eurodollar Loans	$10,000,000	$1,000,000

Prepayment of:
Base Rate Loans	$10,000,000	$1,000,000
Eurodollar Loans	$10,000,000	$1,000,000

Borrowings of Base Rate Loans may be in any amount if such borrowing exhausts the full remaining amount of the Commitments. Borrowings or prepayments of Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings or prepayments for the purposes of the foregoing, one for each type or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to the minimum amount set forth above.

5.5 Certain Notices. Notices by the Borrower to the Administrative Agent of terminations or reductions of Commitments, of borrowings and prepayments of Committed Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 9:00 a.m. Los Angeles time (or noon Los Angeles time in the case of a prepayment of Base Rate Loans) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

Number of Business Days Prior Notice

Termination or reduction of Commitments	3

Borrowing of:
Base Rate Loans	0
Eurodollar Loans	3

Prepayment of:
Base Rate Loans	1
Eurodollar Loans	3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 5.4) and type of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day) and, with respect to borrowings of Eurodollar Loans, the Interest Period therefor. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrower fails to select the duration of any Interest Period for Eurodollar Loans within the time period as provided in this Section 5.5, such Loans shall be made as Base Rate Loans.

5.6 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Borrower (each, a “Payor”) prior to the time at which such Bank is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that such

Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient (whether a Bank or the Borrower) of such payment made by the Administrative Agent shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Administrative Agent to such recipient until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day. If such recipient fails promptly to repay the Administrative Agent the amount received by it, the Administrative Agent shall be entitled to recover (without duplication) such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient shall each be obligated to pay interest on the Required Payment as follows:

(i) if the Required Payment shall represent a payment to be made by the Borrower to the Banks, the Borrower and the recipient shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 4.2 hereof to pay interest to such recipient at the Post-Default Rate in respect of the Required Payment); and

(ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 4.2 hereof (and, in case the Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).

5.7 Sharing of Payments, Etc. If any Bank shall effect payment, in cash or otherwise, of any Facility Fees or any principal of or interest on a Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, bankers’ lien, counterclaim or similar right, and such Bank shall have received a greater percentage, in cash or otherwise, of the Facility Fees or the principal or interest then due hereunder to such Bank in respect of its Loans than the percentage received by any other Bank, it shall promptly purchase from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid Facility Fees, principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans made by the other Banks under this Section 5.7 may to the extent permitted by applicable law exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

Section 6. Yield Protection and Illegality.

6.1 Additional Costs. (a) If, due to any Regulatory Change, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Loans or Money Market Loans (other than Non-Excluded Taxes), then the Borrower with respect to its Eurodollar Loans or Money Market Loans shall from time to time, within thirty (30) days of a demand by such Bank (with a copy of such demand to the Administrative Agent), pay directly to such Bank additional amounts sufficient to reimburse such Bank for such increased cost (“Additional Costs”). Each Bank will notify the Borrower of any event which will entitle such Bank to compensation pursuant to this Section 6.1(a) as promptly as practicable after it obtains knowledge thereof (provided that failure or delay on the part of any Bank to demand compensation pursuant to this Section 6.1(a) shall not constitute a waiver of such Bank’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate such Bank for such Additional Costs if such Bank obtained knowledge of such Additional Costs more than 180 days prior to the date that such Bank notifies the Borrower of such Additional Costs; provided, further, that, if the Regulatory Change giving rise to such Additional Costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof), and will, use its reasonable efforts to designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Bank, be disadvantageous to the Bank or contrary to its policies. Each Bank will furnish the Borrower with a certificate (with a copy to the Administrative Agent) setting forth the basis and amount of each request by such Bank for compensation under this Section 6.1(a). If any Bank requests compensation from the Borrower under this Section 6.1(a), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make additional Loans of the type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

(b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans or Money Market Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or Money Market Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable).

(c) Without limiting the effect of the foregoing provisions of this Section 6.1 (but without duplication), the Borrower shall pay directly to each Bank from time to time within thirty (30) days of any request such amounts as such Bank may determine after the date hereof to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any Regulatory Change of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such Regulatory Change). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 6.1(c) as promptly as practicable; provided, that failure or delay on the part of any Bank to demand compensation pursuant to this Section 6.1(c) shall not constitute a waiver of such Bank’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate such Bank for such costs if such Bank obtained knowledge of such costs more than 180 days prior to the date that such Bank notifies the Borrower of such costs; provided, further, that, if the Regulatory Change giving rise to such costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Each Bank will furnish the Borrower with a certificate setting forth the basis and amount of each request by such Bank for compensation under this Section 6.1(c).

(d) Determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change pursuant to Sections 6.1(a) or (b), or the effect of capital maintained pursuant to Section 6.1(c), on its costs of making or maintaining Loans or on amounts received or receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive (absent manifest error), provided that such determinations are made on a reasonable basis.

6.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Loans or any Money Market LIBOR Loans for any Interest Period therefor:

(a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR” in Section 1 hereof are not being provided in the relevant amounts or for the relevant maturities or that adequate and fair means do not otherwise exist for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

(b) the Required Banks (or any Bank that has outstanding a Money Market Quote with respect to a Money Market LIBOR Loan) determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “LIBOR” in Section 1 hereof upon the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such Bank with an outstanding Money Market Quote, as the case may be) shall be under no obligation to make Loans of such type.

6.3 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful, or any Governmental Authority shall assert that it is unlawful, for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or Money Market Loans hereunder, or (b) maintain Eurodollar Loans or Money Market Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Bank’s obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 6.4 shall be applicable), and such Bank shall no longer be obligated to make any Money Market Loans that it has offered to make.

6.4 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or Money Market Loans shall be suspended pursuant to Sections 6.1 or 6.3 (loans of such type being herein called “Affected Loans” and such type being herein called the “Affected Type”), all Loans (other than Money Market Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in Sections 6.1(b) or 6.3 has occurred and such Bank so requests by notice to the Borrower with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the last day of the Interest Period applicable thereto or if required by applicable law on such earlier date specified by such Bank in such notice and, to the extent that Affected Loans are so made (or converted), all payments of principal which would otherwise be applied to such Bank’s Affected Loans shall be applied instead to such Loans.

6.5 Compensation. The Borrower shall pay to the Administrative Agent for the account of each Bank upon the request of such Bank through the Administrative Agent, such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

(a) any payment, prepayment or conversion (in each case, whether voluntary or involuntary) of a Eurodollar Loan or a Money Market Loan made by such Bank on a date other than the last day of an Interest Period for such Loan; or

(b) any failure by the Borrower to borrow or prepay a Eurodollar Loan or Money Market Loan to be made by such Bank on the date for such borrowing or prepayment specified in the relevant notice of borrowing or prepayment under Sections 2.3 or 5.5;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed or prepaid for the period from the date of such payment, prepayment or conversion or failure to borrow or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or prepay, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or prepay) at the applicable rate of interest for such Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on eurodollar deposits of amounts comparable to the principal amount so paid, prepaid or converted or not borrowed or prepaid and maturities comparable to the period from the date of such payment, prepayment or conversion or failure to borrow or prepay to the date described in (x) above placed with it by leading banks in the London interbank market (if such Loan is a Eurodollar Loan or a Money Market LIBOR Loan) or the United States secondary certificate of deposit market (if such Loan is a Money Market Absolute Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank). A determination by such Bank as to the amounts payable to it pursuant to the foregoing shall be conclusive so long as made reasonably and in good faith and without manifest error.

6.6 Replacement Banks. (a) So long as no Default shall have occurred and be continuing, the Borrower may, at any time, replace any Bank that has requested compensation from the Borrower pursuant to Section 6.1 or 6.7 hereof, or whose obligation to make additional Eurodollar or Money Market Loans has been suspended pursuant to Section 6.1(b) or 6.3 hereof, or any Bank that is a Defaulting Bank (any such Bank being herein called an “Affected Bank”) by giving not less than 10 Business Days’ prior notice to the Administrative Agent (which shall promptly notify such Affected Bank and each other Bank) that it intends to replace such Affected Bank with one or more other lenders (including any Bank) selected by the Borrower and acceptable to the Administrative Agent (which shall not unreasonably withhold its consent). The method (whether by assignment or otherwise) of and documentation for such replacement shall be either a Transfer Supplement substantially in the form of Exhibit I or otherwise acceptable to the Affected Bank and the Administrative Agent (which shall not unreasonably withhold their consent and shall cooperate with the Borrower in effecting such replacement). Upon the effective date of any replacement under this Section 6.6(a) (and as a condition thereto), the Borrower shall, or shall cause the replacement lender(s) to, pay to the Affected Bank being replaced any amounts owing to such Affected Bank hereunder (including, without limitation, interest, Facility Fees, compensation and additional amounts under this Section 6, in each case accrued to the effective date of such replacement), whereupon each replacement lender shall become a “Bank” for all purposes of this Agreement having a Commitment in the amount of such Affected Bank’s Commitment assumed by it, and such Commitment of the Affected Bank being replaced shall be terminated upon such effective date and all of such Affected Bank’s rights and obligations under this Agreement shall terminate (provided that the obligations of the Borrower under Sections 6.1, 6.5, 6.7 and 13.3 hereof to such Affected Bank shall survive such replacement as provided in Section 13.6).

(b) So long as no Default shall have occurred and be continuing, if at any time a Bank, together with its Affiliates, holds more than 15% of the total Commitments and/or Loans (any such Bank, together with its Affiliates, an “Excess Bank” and such amount in excess of 15% of the total Commitments and/or Loans, the “Excess Amount”), the Borrower may request that the Excess Bank assign the Excess Amount to one or more Non-Excess Banks so that after giving effect to such assignment the assignor Bank is no longer an Excess Bank and the assignee Banks are not Excess Banks. A “Non-Excess Bank” means a lender (including any Bank) selected by the Borrower and, in the case of a lender that is not an existing Bank, acceptable to the Administrative Agent (which shall not unreasonably withhold its consent). The method of and documentation for such assignment shall be a Transfer Supplement substantially in the form of Exhibit I. Upon the effective date of any assignment under this Section 6.6(b) (and as a condition thereto), the Borrower shall cause the Non-Excess Bank to, assume, in the case of Commitments, and pay, in the case of Loans to the Excess Bank its portion of the Excess Amounts so being assigned (including interest, Facility Fees, compensation and additional amounts under this Section 6, in each case accrued to the effective date of such assignment). In the case of a lender that was not a Bank prior to the assignment, such lender shall become a “Bank” for all purposes of this Agreement having a Commitment in the amount of the Commitment assumed by it, and such Commitment of the Excess Bank being assigned shall be terminated upon such effective date.

6.7 Taxes. (a) Except as expressly provided in Section 6.7(b), all payments (whether of principal, interest, fees, reimbursements or otherwise) by the Borrower under this Agreement and the Notes shall be made without set-off or counterclaim and shall be made free and clear of and without deduction or withholding for any present or future tax, levy, impost or any other similar charge and all interest, penalties or similar liabilities with respect thereto, if any, now or hereafter imposed by the United States government or any taxing authority thereof other than income or franchise taxes imposed on (or measured by) net income or net earnings by any such tax authority (all such non-excluded taxes, levies, imposts and other similar amounts, “Non-Excluded Taxes”). In the event that any Non-Excluded Taxes are required by law to be deducted or withheld from any payments by the Borrower, the Borrower shall pay to the Administrative Agent, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by Administrative Agent and the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required, provided that the Borrower shall not be required to pay such additional amounts to any Non-U.S. Bank unless such Bank complies with the provisions of clause (b) below. The Borrower shall confirm that all applicable Non-Excluded Taxes, if any, imposed on this Agreement and the Notes or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to the Administrative Agent within 30 days after payment of any applicable Non-Excluded Taxes.

(b) With respect to each Bank and SPC (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 13.5(c)) which is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Bank”), on or prior to the first date on which such Bank becomes a party to this Agreement, each such Bank shall provide the Administrative Agent and the Borrower with the Internal Revenue Service Form W-8 BEN or Form W-8 ECI or any subsequent versions thereof or successors thereto certifying as to such Bank’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder. In addition, each Bank that is a United States person under Section 7701(a)(30) of the Internal Revenue Code for U.S. federal income tax purposes (a “U.S. Bank”), on or prior to the date of its execution of this Agreement in the case of each U.S. Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank (including, without limitation, a Purchasing Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.5), shall provide the Administrative Agent and the Borrower with its Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto certifying as to such U.S. Bank’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such U.S. Bank hereunder. Each Non-U.S. Bank or U.S. Bank, as the case may be, shall from time to time thereafter for so long as such Non-U.S. Bank or U.S. Bank, as the case may be, is legally entitled to do so promptly deliver to the Borrower and the Administrative Agent such forms upon the obsolescence or invalidity of any form previously delivered by it. Unless the Borrower and the Administrative Agent, as applicable, have received such forms and such other documents reasonably requested by the Administrative Agent or the Borrower indicating that payments hereunder are not subject to United States withholding tax, the Borrower or the Administrative Agent, as applicable, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Non-U.S. Bank or U.S. Bank, as the case may be. Notwithstanding anything to the contrary in this Section 6.7, the Borrower shall be obligated to gross-up any payments to any Bank or Administrative Agent (including, without limitation, a Purchasing Bank that is an assignee or a transferee of an interest under this Agreement or a successor Administrative Agent) in the manner set forth in Section 6.7(a) in respect of the sum of (i) any amounts deducted or withheld by it pursuant to this Section 6.7(b) as a result of changes after the date on which such Bank or Administrative Agent became a party hereto in any applicable law, treaty, governmental rule, regulation, order, or interpretation thereof, relating to the deducting or withholding of taxes and (ii) in the case of a Purchasing Bank or successor Administrative Agent, the amount to which its assignor or predecessor was entitled under this Section 6.7, provided, however, that the amount payable pursuant to clause (ii) shall not exceed the actual amount of Non-Excluded Taxes actually imposed with respect to payments to such Purchasing Bank or successor Administrative Agent; and provided, further that the Borrower may set off against such amounts any penalties and interest arising out of a Bank’s failure to timely provide any form requested to be provided pursuant to this Section 6.7(b) within 30 days of such Bank’s receipt of the Borrower’s written request for such form.

(c) The Borrower shall indemnify each Bank and the Administrative Agent on an after-tax basis for the full amount of Non-Excluded Taxes imposed on or with respect to amounts payable under this Agreement or the Notes, paid by such Bank or Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom. Payment of this indemnification shall be made within 30 days from the date such Bank or Administrative Agent makes a written demand therefor. Such written demand shall include a certificate setting forth in reasonable detail the type and amount of such Non-Excluded Taxes. Any such certificate submitted in good faith by such Bank or Administrative Agent to the Borrower shall, absent manifest error, be conclusive and binding on all parties.

(d) If any Bank determines in its sole discretion that it has actually received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to this Section 6.7 or Section 13.3, such Bank shall reimburse the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, and net of all expenses incurred by the Bank in connection with such refund which was actually obtained by the Bank as a consequence of such refund, reduction, credit or recovery; provided, that nothing in this clause (d) shall require any Bank to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). The Borrower shall return such amount to the Bank in the event that the Bank is required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities.

Section 7. Conditions Precedent.

7.1 Effective Date. The occurrence of the Effective Date is subject to the receipt by the Administrative Agent of the following each of which shall be satisfactory in form and substance to the Administrative Agent:

(a) An executed counterpart of this Agreement signed by each of the Borrower, the Banks and the Administrative Agent.

(b) Officer’s Certificate for the Borrower, substantially in the form of Exhibit G with appropriate insertions together with, copies of the articles of incorporation, by-laws and resolutions of the Borrower. Such certificate shall also specify each of the officers (i) who is authorized to sign the Credit Documents on behalf of the Borrower (including a specimen signature of such officers), and (ii) who will, until replaced by other Authorized Officers for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. Each of the Administrative Agent and the Banks may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

(c) A copy of the HMC Support Agreement, certified by the Borrower to be a true and complete copy, and satisfactory in form and substance to the Administrative Agent and the Banks.

(d) An Officer’s Certificate for HMC, satisfactory in form and substance to the Administrative Agent and the Banks, together with, a copy of an English translation of the articles of incorporation of HMC. Each of the Administrative Agent and the Banks may conclusively rely on such a certificate until it receives notice in writing from HMC to the contrary.

(e) A written confirmation from HMC that the Loans will constitute “Debt” as such term is used in the HMC Support Agreement.

(f) A signed opinion of Luce, Forward, Hamilton & Scripps LLP, special counsel to the Borrower and Alston & Bird, LLP, special New York counsel to the Borrower, substantially in the form of Exhibits H-1 and H-3, respectively.

(g) A signed opinion of Mori Hamada & Matsumoto, special Japan counsel to HMC, substantially in the form of Exhibit H-2.

(h) Evidence satisfactory to the Administrative Agent and its counsel that HMC has appointed an agent for service of process in the State of New York.

(i) Evidence satisfactory to the Administrative Agent and its counsel of the acceptance by the agent for service of process for the Borrower.

(j) Evidence that there shall not have occurred a material adverse change since March 31, 2010 in the business, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented to date.

(k) The Existing Facility shall have been terminated and all obligations and fees thereunder shall have been paid in full.

7.2 All Loans. The obligation of each of the Banks to make its Loans to the Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that:

(a) No Default shall have occurred and be continuing or will result from the making of such Loans.

(b) Except as previously disclosed by the Borrower in writing and waived in accordance with Section 13.4, the representations and warranties made by the Borrower in Section 8 (excluding Section 8.4(b)) shall be true and correct on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true correct and in all respects as of such earlier date).

(c) After giving effect to such Loans, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments.

(d) Delivery by the Borrower of a certificate dated the date of the proposed borrowing and certified by an Authorized Officer of the Borrower that states that (i) the HMC Support Agreement has not been amended, supplemented or otherwise modified since the last delivery of an executed copy of the HMC Support Agreement or any amendment or modification thereof pursuant to Section 9.11 and (ii) that the Borrower is not in the process of amending, supplementing or otherwise modifying the HMC Support Agreement.

Each borrowing of Loans hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (a) through (d) of this Section 7.2.

Section 8. Representations and Warranties. The Borrower represents and warrants to the Banks that:

8.1 Organization and Good Standing. The Borrower is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. Each Subsidiary is duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

8.2 Due Qualification. The Borrower and each Subsidiary is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

8.3 Power and Authority. The Borrower has the corporate power and the authority to execute and deliver the Credit Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of each Credit Document to which it is a party have been duly authorized by the Borrower by all necessary corporation action.

8.4 Financial Statements. (a) The Borrower has heretofore furnished the Administrative Agent and the Banks copies of its audited financial statements for the three fiscal years ended March 31, 2010. Such financial statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles followed throughout the periods involved and present fairly the financial condition of the Borrower as at the dates thereof and the results of the operations and the change in the financial position of the Borrower for the periods indicated. The Borrower has no contingent liabilities or other contracts or commitments not disclosed in its financial statements.

(b) Since March 31, 2010 there has been no material adverse change in the business, operations or financial condition of the Borrower.

8.5 No Consents. No consent, approval, authorization, order or decree of, or notice to or filing with, any Governmental Authority is required for the consummation of the transactions contemplated by the Credit Documents.

8.6 Binding Obligations. Each Credit Document constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

8.7 No Violation. The execution, delivery and performance of each Credit Document by the Borrower and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws (or similar organizational documents) of the Borrower, nor conflict with or violate any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Borrower is a party or by which it is bound; nor result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or its properties; which breach, default, conflict, Lien or violation would have a Material Adverse Effect.

8.8 No Proceedings. There are no proceedings or investigations pending, or to the Borrower’s best knowledge, threatened, before any Governmental Authority having jurisdiction: (i) asserting the invalidity of any Credit Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Credit Document, or (iii) seeking any determination or ruling that would have a Material Adverse Effect.

8.9 Compliance with Laws. The Borrower and each Principal Subsidiary is in compliance with all laws, rules and regulations to which its business is subject, except to the extent that any non-compliance would not have a Material Adverse Effect.

8.10 ERISA. The Borrower and, to the best of the Borrower’s knowledge, its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA. Neither the Borrower nor, to the best of the Borrower’s knowledge, any ERISA Affiliate has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any Plan (which the PBGC has elected to insure) established or maintained by the Borrower or such ERISA Affiliate.

8.11 Payment of Taxes. The Borrower and each Principal Subsidiary has paid all taxes, assessments, governmental charges and other similar obligations, except liabilities being contested in good faith and for which there are adequate reserves in accordance with generally accepted accounting principles and where the failure to so pay would not in the aggregate have a Material Adverse Effect.

8.12 Investment Company Act. The Borrower is not, and will not as a result of the entering into and performance of this Agreement become an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or an “affiliated person” of any such “investment company” that is registered or is required to be registered under the Investment Company Act (or an “affiliated person” of any such “affiliated person”), as such terms are defined in the Investment Company Act.

8.13 No Margin Credit. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and will not use the proceeds of any of the Loans for the purpose of purchasing or carrying Margin Stock.

8.14 No Material Misstatement or Omission. Neither this Agreement nor any other Credit Document nor any document (including, without limitation, the Information Memorandum), certificate or statement furnished to the Administrative Agent or the Banks by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading.

8.15 HMC Support Agreement. The obligations of the Borrower in respect of the Credit Documents constitute “Debt” (as defined in the HMC Support Agreement) and the term “Debt” as defined in the HMC Support Agreement includes the obligations under the Credit Agreement in whatever amount the Borrower may from time to time authorize by resolution of its Board of Directors.

8.16 No Proposed Changes to HMC Support Agreement. There has been no submission of any proposed amendment or modification or termination of the HMC Support Agreement to any Rating Agency, as such term is defined in the HMC Support Agreement, other than submissions (i) that are incorporated into the HMC Support Agreement delivered to the Administrative Agent pursuant to Section 9.11 or (ii) that have been withdrawn from consideration by such Rating Agency or (iii) copies of which have been previously delivered to the Administrative Agent for prompt delivery to each Bank.

Section 9. Affirmative Covenants. The Borrower agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

9.1 Information; Notices. (a) Financial Reporting. The Borrower will deliver to the Administrative Agent for prompt delivery to each Bank:

(i) Annual Reporting. as soon as available, and in any event within 90 days after the close of each of its fiscal years, an unqualified audit report certified by KPMG LLP, or other independent certified public accountants of nationally recognized standing, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including a balance sheet as of the end of such period, statement of income, statement of stockholder’s equity, and statement of cash flows;

(ii) Quarterly Reporting. as soon as available, and in any event within 45 days after the close of each of the first and third quarterly periods of each of the Borrower’s fiscal years, commencing with the quarterly period ending on June 30, 2011, for itself and the Subsidiaries, a consolidated unaudited balance sheet as of the close of such period and consolidated statement of income, for the period from the beginning of such fiscal year to the end of such quarter;

(iii) Semi-Annual Reporting. as soon as available, and in any event within 45 days after the close of the Borrower’s second quarterly period of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as of the close of such period and consolidated statement of income, for the period from the beginning of such fiscal year to the end of such quarter;

(iv) Compliance Certificate. together with the financial statements and calculations required to be delivered under clauses (i), (ii) and (iii) above, an Officer’s Certificate dated the date of such annual financial statement or, in the case of a quarterly certificate delivered at any other time, as of the date of such certificate, as the case may be, and stating that no Default has occurred and is continuing, or if there is any such Default, describing it and the steps, if any, being taken to cure it, and containing a computation of the Borrower’s tangible net worth in accordance with Section 9.10;

(v) Shareholders Statements and Reports. promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements publicly available or generally available to its creditors, reports and proxy statements so furnished; and

(vi) SEC Filings. promptly upon the filing thereof, (A) notice of the filing of, and upon the request of the Administrative Agent or any Bank, a copy of, all registration statements which the Borrower or any Principal Subsidiary files with the Securities and Exchange Commission, and (B) to the extent not otherwise provided pursuant to this Section 9.1(a), copies of all annual, quarterly, monthly or other regular reports which the Borrower or any Principal Subsidiary files with the Securities and Exchange Commission.

(b) Notices. The Borrower will deliver to the Administrative Agent and each Bank, promptly, but in any event within three Business Days, upon learning of the occurrence of any of the following, a notice of:

(i) Default. any Default, which notice shall describe such Default and the steps, if any, being taken with respect thereto;

(ii) Debt Ratings. any change in the Borrower’s Debt Ratings;

(iii) Litigation. the institution of any litigation, arbitration proceeding or governmental proceeding which, if adversely determined, would have a Material Adverse Effect, which notice shall describe such litigation, arbitration proceeding or governmental proceeding and any action, if any, being taken with respect thereto; and

(iv) Judgment. the entry of any judgment or decree against the Borrower or any of its Principal Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Borrower and its Principal Subsidiaries exceeds $10,000,000, which notice shall describe such judgment or decree and any action, if any, being taken with respect thereto.

(c) Other Information. The Borrower will deliver to the Administrative Agent or any Bank such other information (including non-financial information) publicly available or generally available to any of the Borrower’s or its Subsidiaries’ creditors as the Administrative Agent or such Bank may from time to time reasonably request.

(d) Electronic Delivery. Documents required to be delivered by the Borrower pursuant to this Section 9.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are received by the Administrative Agent or, as applicable, any Bank. Notwithstanding the foregoing, the Borrower shall deliver paper copies of (i) the compliance certificate required by Section 9.1(a)(iv) and (ii) any documents required to be delivered pursuant to this Section 9.1 to the extent that the Administrative Agent or, as applicable, any Bank requests in writing that the Borrower deliver such paper copies until a written request to cease delivering paper copies is given to the Borrower by the Administrative Agent or such Bank, as applicable. Further except as set forth in Section 9.1(a), notwithstanding anything contained herein, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

9.2 Conduct of Business; Corporate Existence. The Borrower will, and will cause each Principal Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or any related business and, subject to Section 10.2, to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and maintain all requisite corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted or any related business.

9.3 Compliance with Laws. The Borrower will, and will cause each Principal Subsidiary to, comply with all laws, rules and regulations its business is subject, except to the extent that any non-compliance would not have a Material Adverse Effect.

9.4 Payment of Taxes. The Borrower will pay and cause each Principal Subsidiary to pay all taxes, assessments, governmental charges and other similar obligations, except liabilities being contested in good faith and for which there are adequate reserves in accordance with generally accepted accounting principles and where the failure to so pay would not in the aggregate have a Material Adverse Effect.

9.5 ERISA. The Borrower will comply in all material respects with the applicable provisions of ERISA and furnish to the Administrative Agent, (a) as soon as possible, and in any event within 30 days after the Borrower has knowledge that any Reportable Event with respect to any Plan with vested unfunded liabilities in excess of $5,000,000 has occurred, a statement setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, and (b) promptly after receipt thereof, a copy of any notice the Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any Plan with vested unfunded liabilities in excess of $5,000,000 or to appoint a trustee to administer any Plan with vested unfunded liabilities in excess of $5,000,000.

9.6 Maintenance of Property. The Borrower will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower are necessary for the business carried on in connection therewith; provided, however, that nothing in this Section 9.6 shall prevent the Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business.

9.7 Keeping of Records and Books. The Borrower will keep books of record and account of the Borrower and its Principal Subsidiaries in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities.

9.8 Access and Inspection of Records. The Borrower will permit, at any time and from time to time during regular business hours and upon reasonable prior notice to the Borrower, any Agent or Bank or their respective agents or representatives for purposes relating to the Commitments or the Loans, (i) to examine and make copies of and abstracts from its books and records, (ii) to visit the offices and properties of the Borrower, and (iii) to discuss matters relating to the financial condition of the Borrower or the Borrower’s performance hereunder with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters.

9.9 Ranking of Obligations. All the obligations and liabilities of the Borrower hereunder rank, and will rank, either pari passu in right of payment with or senior to all other unsubordinated Debt of the Borrower.

9.10 Maintenance of Positive Consolidated Tangible Net Worth. The Borrower will maintain at all times a positive consolidated tangible net worth in accordance with generally accepted accounting principles. For purposes of this Section 9.10, “tangible net worth” will mean (a) shareholders’ equity less (b) any intangible assets.

9.11 Copy of Amendments or Modifications of the HMC Support Agreement. Promptly after the date that any amendment or modification of the HMC Support Agreement has become effective, the Borrower will deliver a copy of such amendment or modification to the Administrative Agent certified by an Authorized Officer of the Borrower to be a true and complete copy of the same.

9.12 USA Patriot Act. The Borrower shall promptly, following a request by the Administrative Agent or any Bank, provide all documentation and other information that the Administrative Agent or such Bank reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 10. Negative Covenants. The Borrower agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

10.1 Negative Pledge. (a) The Borrower will not at any time, directly or indirectly, create, assume or suffer to exist, and will not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Lien of or upon any of its or their properties or assets, real or personal, whether owned on the date of this Agreement or hereafter acquired, or of or upon any income or profit therefrom.

(b) Nothing in this Section 10.1 shall be construed to prevent the Borrower or any Subsidiary from creating, assuming or suffering to exist, and the Borrower or any Subsidiary is hereby permitted to create, assume or suffer to exist any of the following Liens:

(i) any Lien, in addition to those otherwise permitted by this Section 10.1(b), securing Debt of the Borrower or any Subsidiary, and refundings or extensions of any such Debt for amounts not exceeding the principal amount of the Debt so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Debt was initially incurred, the aggregate amount of secured Debt permitted by this paragraph (i), after giving effect to such incurrence, does not exceed 30% of the Consolidated Net Tangible Assets of the Borrower; “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and allowances for credit losses) after deducting therefrom (A) all current liabilities and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Borrower and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries prepared in connection with generally accepted accounting principles;

(ii) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary is in good faith prosecuting an appeal or proceeding for review or Liens incurred by the Borrower or such Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Borrower or such Subsidiary is a party;

(iii) Liens for taxes which are not yet subject to penalties for non-payment or which are being contested;

(iv) any Lien arising in connection with a Securitization Transaction;

(v) the pledge of receivables payable in currencies other than Dollars to secure borrowings in countries other than the United States or its possessions;

(vi) any Lien securing the performance of any contract or undertaking not, directly or indirectly, in connection with the borrowing of money, obtaining of advances or credit or the securing of Debt, if made and continuing in the ordinary course of business;

(vii) any Lien to secure non-recourse obligations in connection with the Borrower’s or any Subsidiary’s engaging in leveraged or single-investor lease transactions;

(viii) any Liens or restrictions on property acquired or sold by the Borrower or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables or leases;

(ix) any deposit of assets of the Borrower or any Subsidiary with any surety company or officer of any court, or in escrow as collateral in connection with, or in lieu of, any bond on appeal by the Borrower or any Subsidiary from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Borrower or any Subsidiary or to exercise any privilege or license, performance of bids, contracts or leases or to secure other public or statutory obligations of the Borrower or any Subsidiary or other similar deposits or pledges made in the ordinary course of business;

(x) any Lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition thereof (whether through purchase or through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(xi) mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(xii) minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of other for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Borrower;

(xiii) the pledge of any assets to secure any financing by the Borrower or any Subsidiary of the exporting of goods to or between, or the marketing thereof in, countries other than, with respect to the Borrower, the United States, and with respect to any Subsidiary the country of domicile of such Subsidiary, in connection with which the Borrower or any Subsidiary reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(xiv) any Lien in favor of the United States or Canada or any state or province thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(xv) any Liens on deposit accounts created in the ordinary course of business in connection with the provision of cash management or other ordinary course of business services, provided such Liens are not created specifically to provide collateral for Debt;

(xvi) any Liens to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities; and

(xvii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (ii) to (xv) inclusive, provided, however, that the amount of any and all obligations and indebtedness secured thereby does not exceed the amount thereof so secured immediately prior to the time of such extensions, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property) and provided further, that the Borrower or any Subsidiary is free to substitute collateral of equal value for the existing collateral in any transaction covered by the foregoing clauses (ii) to (xv) inclusive.

10.2 Limitation on Mergers and Consolidations. The Borrower will not, nor will it permit any Principal Subsidiary to, enter into any transaction of merger or consolidation; provided, however, that:

(a) any Subsidiary may merge or consolidate with or into the Borrower or any other Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

(b) any Principal Subsidiary may merge or consolidate with or into any Person if (i) the Principal Subsidiary shall be the surviving or continuing Person and (ii) at the time of such consolidation or merger and after giving effect thereto no Default shall have occurred and be continuing; and

(c) the Borrower may consolidate or merge with any other Person if (i) the Borrower shall be the surviving or continuing Person and (ii) at the time of such consolidation or merger and after giving effect thereto no Default shall have occurred and be continuing.

10.3 Disposition of Assets. (a) The Borrower will not, nor will it permit any Principal Subsidiary to, liquidate or dissolve itself (or suffer any liquidation or dissolution), or transfer, convey, sell, lease, or otherwise dispose of any of its assets.

(b) Nothing in this Section 10.3 shall be construed to prohibit any of the following dispositions (whether by sale, lease or otherwise):

(i) the liquidation or dissolution of any Principal Subsidiary in connection with a merger or consolidation permitted by the provisions of Section 10.2;

(ii) the conveyance of any assets by a Subsidiary to the Borrower or to another Principal Subsidiary;

(iii) any disposition made in the ordinary course of business of the Borrower or any Principal Subsidiary;

(iv) any disposition of Receivables, Receivables Related Assets or any undivided or beneficial ownership interests therein (whether such Receivables or Receivables Related Assets are then existing or arising in the future) in connection with a Securitization Transaction;

(v) any disposition of investments listed or dealt in on any securities exchange or any nationally recognized securities market; and

(vi) a transfer by the Borrower of all or any portion of its interest in Honda Canada Finance Inc. or American Honda Service Contract Corporation to an Affiliate; provided that such transfer is for at least the fair market value of such interest as determined in good faith by the Borrower’s board of directors.

10.4 Use of Proceeds. The Borrower will not use the proceeds of the Loans (a) for other than general corporate purposes, including commercial paper back-up or (b) for the purpose of purchasing or carrying Margin Stock.

10.5 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliate (other than the Borrower or any Subsidiary) except:

(a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate;

(b) that any Affiliate may make one or more investments in any Subsidiary of the Borrower, provided that each such investment is effected for at least the fair market value thereof, as determined in good faith by such Subsidiary’s board of directors;

(c) Securitization Transactions; provided such Securitization Transaction are on reasonable terms no less favorable to the Borrower or such Subsidiary than would have been obtained in a comparable arm’s length transaction; or

(d) transactions between Honda Canada Finance Inc. and Honda Canada Inc.

Section 11. Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay (i) any principal of any Loan on which such payment is due or (ii) any payment of interest on any Loan or any other amount due hereunder within 3 Business Days following the date on which such payment is due; or

(b) Any representation or warranty made or deemed made by the Borrower herein or by or on behalf of the Borrower herein or made in any document, certificate or financial statement delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c) The Borrower shall fail to perform or observe any covenant contained in Sections 9.1(b)(i), 9.9, 9.10, 9.11 or 10 of this Agreement; or

(d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank or (ii) the date the Borrower first obtains knowledge of such failure to perform, or observe any other term, covenant or agreement in the Agreement on its part to be performed or observed; or

(e) The Borrower or any of the Principal Subsidiaries shall (i) fail to pay any principal of any Debt (but excluding Debt evidenced by the Notes) of the Borrower or such Principal Subsidiary (as the case may be), or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any provision of any note, agreement, indenture, guaranty or other document evidencing or relating to any Debt, or any other event or condition shall occur or exist, if the effect of such default, event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause such Debt to become due prior to its stated maturity; and in the case of clauses (i) and (ii) the principal amount of such Debt exceeds $25,000,000 individually or in the aggregate; or

(f) Any Credit Party or any Principal Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against any Credit Party or any Principal Subsidiary in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced against any Credit Party or any Principal Subsidiary, without the application or consent of such Credit Party or such Principal Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or such Principal Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of such Credit Party or such Principal Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Credit Party or such Principal Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) (i) A final judgment or order for the payment of money shall be entered against the Borrower or any Principal Subsidiary (A) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or (B) as to which any enforcement proceeding (other than the mere filing of a notice of a judgment Lien) shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in (A) or (B) of clause (i) exceeds $25,000,000 (net of any amounts covered by insurance); or

(i) With respect to any Plan with vested unfunded liabilities in excess of $10,000,000: (i) any Reportable Event shall occur, (ii) any Person shall initiate any action or institute any proceedings to terminate such Plan or (iii) a trustee shall be appointed to administer such Plan; or

(j) HMC’s obligations in relation to the HMC Support Agreement are or become invalid, voidable or unenforceable in any respect for any reason whatsoever or HMC shall fail to meet its obligations under the HMC Support Agreement; or

(k) the HMC Support Agreement shall be amended or modified (other than an amendment or modification that (i) has no effect on the Borrower’s rating with Moody’s or any other nationally recognized rating agency, (ii) does not affect the Banks in an adverse manner or (iii) does not affect the rights of the Banks as third party beneficiaries therein) without, in each case, the consent of the Required Banks, which consent will not be unreasonably withheld, or terminated or HMC or Borrower gives notice that it intends to terminate the HMC Support Agreement; or

(l) the Borrower ceases to be at least 80% owned and controlled directly or indirectly, by HMC.

THEREUPON: (I) in the case of an Event of Default other than one referred to in clauses (f) or (g) of this Section 11 relating to the Borrower, the Administrative Agent, upon request of the Required Banks, shall by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (II) in the case of the occurrence of an Event of Default referred to in clauses (f) or (g) of this Section 11 relating to the Borrower, the Commitments shall be automatically terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically and immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

Section 12. The Agents.

12.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank. No other Agent shall have any duties or responsibilities under this Agreement. Neither the Administrative Agent nor any Agent shall be responsible to the Banks for any recitals, statements, representations or warranties of any Person (other than the Administrative Agent or any Agent) contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by the Borrower to perform any of its obligations hereunder. The Administrative Agent may employ agents and attorneys-in-fact but shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact who are not its own employees and who are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined in the final judgment of a court of competent jurisdiction.

12.2 Reliance by Agents. The Administrative Agent and each of the Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, or telecopier) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or any of the Agents. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

12.3 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment and the Borrower). The Administrative Agent shall (subject to Section 12.7) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks; provided, further, that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

12.4 Rights as a Bank. With respect to its Commitment and the Loans made by it, BTMU and each Bank which is also an Agent, in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include such Agent in its individual capacity. The Administrative Agent and each of the other Agents and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates or its Subsidiaries) as if it were not acting as Administrative Agent or Agent, and the Administrative Agent and each of the other Agents may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

12.5 Indemnification. The Banks agree to indemnify the Administrative Agent and the Auction Agent (to the extent not reimbursed under Section 13.3, but without limiting the obligations of the Borrower under said Section 13.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any other Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 13.3 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined in the final judgment of a court of competent jurisdiction.

12.6 Non-Reliance on Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any other Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither the Administrative Agent nor any other Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any other Agent or any of its affiliates.

12.7 Failure to Act. Except for action expressly required of the Administrative Agent hereunder the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it for reason of taking or continuing to take any such action.

12.8 Resignation/Substitution of Administrative Agent. (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent and, if no Event of Default shall have occurred and be continuing, with the consent of the Borrower (which may not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent and, if no Event of Default shall have occurred and be continuing, with the consent of the Borrower (which may not be unreasonably withheld), which shall be a bank having capital and surplus of at least $1,000,000,000 and organized under the laws of any country (or any political subdivision thereof) that is a member of the Organization for Economic Cooperation and Development. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

(b) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Borrower may substitute the Administrative Agent at any time, upon 30 days’ written notice to the Banks and the Administrative Agent, notifying them of the substitution and nominating a proposed successor Administrative Agent, which shall be a Bank having capital and surplus of at least $1,000,000,000 and organized under the laws of any country (or any political subdivision thereof) that is a member of the Organization for Economic Cooperation and Development (any such Bank, a “Qualified Successor”). Upon the consent of the Required Banks to the appointment of such nominee and acceptance by such nominee of its appointment (or, if later, the thirtieth day after the Borrower’s delivery of such notice), such nominee shall become the successor Administrative Agent. If no Qualified Successor shall have been so nominated by the Borrower (or, if any prior nominee is not so consented to by the Required Banks, nominated by the Borrower after its giving of notice of substitution) and consented to by the Required Banks and shall have accepted appointment as successor Administrative Agent within 30 days after the Borrower’s giving of notice of substitution, then the Borrower may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a Qualified Successor (each Bank, by its becoming a Bank, hereby authorizing the Borrower to take such action on its behalf); provided, however, that if the Borrower, in accordance with the foregoing provisions, appoints a successor Administrative Agent without the consent of the Required Banks, then the Required Banks may, by giving notice within 45 days thereafter, replace such successor Administrative Agent with a new Administrative Agent that shall be a Qualified Successor upon 30 days notice to the Borrower and to the successor Administrative Agent appointed by the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the substituted Administrative Agent, and the substituted Administrative Agent shall be discharged from its duties and obligations hereunder. After any substituted Administrative Agent’s substitution hereunder as Administrative Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

12.9 Amendments Concerning Agency Function. Neither the Administrative Agent nor any other Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any Note which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

12.10 Liability of Agent. Neither the Administrative Agent nor any other Agent shall have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any Note.

12.11 Transfer of Administrative Agency Function. Without the consent of the Borrower or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its affiliates or offices located in the United States, provided that the Administrative Agent shall promptly notify the Borrower and the Banks thereof.

Section 13. Miscellaneous.

13.1 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

13.2 Notices. All notices and other communications provided for herein shall be by telephone, telecopier, electronic mail or in writing and telephoned, telecopied, mailed (electronic or otherwise) or delivered to the intended recipient at the telephone or telecopier number or “Address for Notices” specified in its Administrative Questionnaire or on the signature pages to this Agreement; or, as to any party, at such other telephone, electronic mail or telecopier number or address as shall be designated by such party in a notice to each other party. Except as otherwise provided in Sections 2.3, 5.5 and 5.6, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by electronic mail or telecopier, or personally delivered or, in the case of a mailed notice, five Business Days after the date deposited in the mails, airmail postage prepaid, in each case given or addressed as aforesaid. Telephoned notices shall be promptly confirmed by the sender by electronic mail or telecopy.

13.3 Expenses; Documentary Taxes; Indemnification. (a) Whether or not the Effective Date shall have occurred, the Borrower agrees to pay all out-of-pocket costs and expenses of the Administrative Agent, (i)(A) including reasonable fees and disbursements of one firm acting as special counsel for the Administrative Agent, in connection with the due diligence, preparation, execution and delivery of any Credit Document, any waiver or consent thereunder or any amendment hereof or any Default or alleged Default hereunder and (B) in connection with the administration and syndication (including, without limitation, printing and distribution) of the credit facility provided hereby and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel (including without limitation the reasonably allocated costs of internal counsel if the

Borrower shall not also be responsible for the costs of other counsel for such Person) in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Administrative Agent, each other Agent and each Bank against any transfer, documentary stamp, registration, recording, excise, intangible or similar taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any Credit Document.

(b) Whether or not the Effective Date shall have occurred and whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify the Administrative Agent, each other Agent, each Bank and their Affiliates and their respective directors, officers, employees, advisors and agents (each an “Indemnified Party”) from and against all losses, settlement costs, liabilities, penalties, claims, damages or expenses that may be incurred by or asserted or awarded against any Indemnified Party arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Credit Documents, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, and to reimburse each Indemnified Party promptly upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity and reimbursement obligations will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable order of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Party as determined in the final judgment of a court of competent jurisdiction.

13.4 Amendments and Waivers. Any provision of any Credit Document to which the Banks are a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks and except pursuant to Section 13.5(c)) or subject any Bank to any additional obligation, (ii) forgive or reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) amend the definition of “Required Banks,” (vi) amend, modify or waive any provision of this Section 13.4, (vii) extend the Commitment Termination Date, (viii) amend or waive any provisions in Section 5.2 or 5.7 or (ix) consent to any release or termination of the HMC Support Agreement.

No Defaulting Banks shall have the right to approve or disapprove any amendment, waiver or consent, except that in the case of an amendment, waiver or consent that has the effect of (a) increasing the Commitment of such Defaulting Bank, (b) reducing the principal amount of any Loans, interest or fees payable to such Defaulting Bank, (c) postponing the scheduled date of payment of any principal, interest or fees or reducing the amount of, waiving or excusing any such payment, or postponing the scheduled date of the expiration of the Commitment of such Defaulting Bank, (d) changing the application of payments, the pro rata sharing provisions and the provisions with respect of the termination or reduction of Commitments, or (e) amending this paragraph, such Defaulting Bank shall have the right to approve or disapprove such amendment, waiver or consent to the same extent as if such Defaulting Bank were not a Defaulting Bank.

13.5 Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the mergers or consolidation of any Bank or as provided in this Section 13.5.

(b) Participations. Any Bank may at any time sell to one or more Persons (each a “Participant”) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank and any other interest of such Bank under the Credit Documents (in respect of any such Bank, its “Credit Exposure”). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank’s rights and obligations under the Credit Documents shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Credit Documents. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 6; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank’s right to agree to any amendment, supplement, waiver or modification to this Agreement or any Credit Document, except where the result of any of the foregoing would be to extend the maturity of any Loan or Commitment or reduce the rate or extend the time of payment of interest and fees thereon or reduce the principal amount thereof.

(c) Assignments to Purchasing Banks. Any Bank may in the ordinary course of its business and in compliance with applicable law, and having given at least ten (10) Business Days’ notice to, and received the consent of, the Administrative Agent and (to the extent required under clause (ii) below) the Borrower, assign to one or more banks, other institutions or special purpose funding vehicles (“Purchasing Banks”) all or any part of its Credit Exposure pursuant to a supplement to this Agreement, substantially in the form of Exhibit I hereto (a “Transfer Supplement”), executed by such Purchasing Bank and such transferor Bank; provided, that any assignment to any Person other than a Bank or an Affiliate of the assignor of less than all of its Credit Exposure shall be in an amount at least equal to $10,000,000. Upon (i) such execution of such Transfer Supplement, (ii) consent by the Administrative Agent thereto (which may not be unreasonably withheld) and, if no Event of Default shall then be continuing, consent by the Borrower thereto (which may not be unreasonably withheld), (iii) delivery of an executed copy thereof to the Borrower and the Administrative Agent, (iv) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank, and (v) payment to the Administrative Agent of the assignment fee set forth in clause 4 of such Transfer Supplement, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Agents shall be required. Such Transfer Supplement shall be deemed to amend this Agreement and Schedule 1 to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer and in exchange for the Notes issued to such transferor Bank prior to such assignment.

(d) Disclosure of Information. The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to any Credit Document or which has been delivered to such Bank by the Borrower in connection with such Bank’s credit evaluation of the Borrower prior to entering into this Agreement; provided, that any other information relating to the Borrower, HMC or any Subsidiary which was delivered by any such Person to any Bank on a confidential basis and which is identified as confidential may not be disclosed to any Transferee which is not an Affiliate of the transferor Bank without the prior consent of the Borrower (which may not be unreasonably withheld). Each Bank agrees to, and agrees to cause its Affiliates and their respective employees, officers, directors, counsel (including outside counsel), accountants (including independent auditors) and any other advisors referred to in clause (i)(x) below to agree to (i) maintain the confidentiality of all such information delivered to it by the Borrower, HMC or any Subsidiary in accordance with its customary practices regarding such information on substantially the terms of the confidentiality obligations binding on such Bank under this paragraph (d), provided, that any Bank may disclose any information in its possession (x) to any of its Affiliates or its and their respective employees, officers, directors, counsel (including outside counsel), accountants (including independent auditors), and any other advisors on a need-to-know basis, (y) pursuant to any legal process or any request by any Governmental Authority or regulatory agency having jurisdiction over such Bank or its Affiliates, or (z) as may be required to defend against or prosecute any claim in connection with this Agreement or any transaction hereunder, and (ii) not deliver any such information to a Transferee, unless such Transferee agrees, in writing to maintain such confidentiality. Notwithstanding anything to the contrary in any Credit Document, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by the Credit Documents (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

(e) Assignments to Federal Reserve Banks. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

(f) Assignments to SPCs. Notwithstanding any other language in this Agreement, any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to Section 2.1 or 2.3, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or fund any other obligation required to be funded by it hereunder, the Granting Bank shall be obligated to make such Loan or fund such obligation pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall satisfy the obligation of the Granting Bank to make Loans to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof in connection with any obligations of any such SPC under the Credit Documents. Each Bank designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. Such indemnity shall survive the repayment of all obligations under the Credit Documents and the termination of the Commitments. In addition, notwithstanding anything to the contrary contained in this Section 13.5(f) any SPC may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign as collateral security all or a portion of its right to payment of any Loan to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans. Notwithstanding any other provision of this Agreement, the Borrower agrees that it will not use the proceeds of any Loan made by a Bank which is funded through an SPC to be used to purchase or carry Margin Stock if such Bank (i) notifies the Borrower that its Loan will be funded through an SPC and (ii) requests the Borrower prior to the Effective Date not to use the proceeds of its Loan for such purpose. Notwithstanding any provision hereof to the contrary other than Section 6.7, (i) no additional costs shall be incurred by or assessed to the Borrower as a result of any Loan made by an SPC hereunder, (ii) the Borrower shall not be responsible for any increased costs of any SPC or provider of credit or liquidity support in connection therewith or for any dealer or other fees and (iii) no SPC, liquidity or credit provider or other Person shall be entitled to exercise or control any consent or voting rights of the related Granting Bank hereunder.

13.6 Survival. The obligations of the Borrower with respect to Sections 6.1, 6.5, 6.7 and 13.3 hereof shall survive the repayment of the Loans and the termination of the Commitments.

13.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

13.8 Severability; Headings Descriptive. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.9 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank.

13.10 Limitation of Liability. No claim may be made by the Borrower or any other Person against any Agent or any Bank or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

13.11 Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or Affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and Affiliate.

13.12 Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank or SPC limiting rates of interest which may be charged or collected by such Bank.

13.13 Submission to Jurisdiction; Service of Process; Venue. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the

Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any Note brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices referred to in Section 13.2, such service to become effective 10 days after such mailing. Each of the parties hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Borrower, the Administrative Agent, the other Agents, or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

13.14 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.15 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.16 The Patriot Act. Each Bank subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001, as amended)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Bank to identify the Borrower and the other Credit Parties in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION

By:	/s/ Paul C. Honda
Name:	Paul C. Honda
Title:	Vice President, Assistant Secretary and Compliance Officer

20800 Madrona Avenue
Torrance, California 90503
Telephone: (310) 972-2277
Telecopier: (310) 533-5573
Attention: Vice President – Finance Division

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Bank, as Administrative Agent and as Auction Agent

By:	/s/ Yuichi Okura
Name:	Yuichi Okura
Title:	General Manager

777 South Figueroa, Suite 600
Los Angeles, California 90017
Telephone: 213-488-3851
Telecopier: 213-488-3875
Attention: Corporate Banking Department with a copy to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking Division for the Americas
Syndication Group
1251 Avenue of the Americas
New York, New York 10020

BANK OF AMERICA, N.A.,
as a Bank and as Syndication Agent

By:	/s/ Alan H. Roche
Name:	Alan H. Roche
Title:	Managing Director

BARCLAYS BANK PLC,
as a Bank

By:	/s/ David Barton
Name:	David Barton
Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Bank and as Syndication Agent

By:	/s/ Hans-Josef Thiele
Name:	Hans-Josef Thiele
Title:	Director

By:	/s/ Oliver Schwarz
Name:	Oliver Schwarz
Title:	Director

JPMORGAN CHASE BANK, N.A.,
as a Bank and as Syndication Agent

By:	/s/ Richard J. Poworoznek
Name:	Richard J. Poworoznek
Title:	Executive Director
JPMorgan Chase Bank, N.A.

BNP PARIBAS,
as a Bank and as Documentation Agent

By:	/s/ Curt Price
Name:	Curt Price
Title:	Managing Director

By:	/s/ Fikret Durmus
Name:	Fikret Durmus
Title:	Director

CITIBANK, N.A.,
as a Bank and as Documentation Agent

By:	/s/ Brian Ike
Name:	Brian Ike
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as a Bank and as Documentation Agent

By:	/s/ L. Peter Yetman
Name:	L. Peter Yetman
Title:	Director

MIZUHO CORPORATE BANK, LTD., LOS ANGELES BRANCH,
as a Bank and as Senior Managing Agent

By:	/s/ Mitsuyoshi Matsuura
Name:	Mitsuyoshi Matsuura
Title:	Joint General Manager

WELLS FARGO BANK, NA.,
as a Bank and as Senior Managing Agent

By:	/s/ Vanessa Sheh Meyer
Name:	Vanessa Sheh Meyer
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Bank and as Managing Agent

By:	/s/ Jay Chall
Name:	Jay Chall
Title:	Director

By:	/s/ Claudia Siffert
Name:	Claudia Siffert
Title:	Assistant Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as a Bank and as Managing Agent

By:	/s/ Takashi Toyoda
Name:	Takashi Toyoda
Title:	Senior Vice President

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Christopher Samms
Name:	Christopher Samms
Title:	Senior Vice President, #9426

MITSUBISHI UFJ TRUST AND BANKING CORPORATION,
as a Bank

By:	/s/ Tomoyuki Nagano
Name:	Tomoyuki Nagano
Title:	Senior Vice President

THE NORINCHUKIN BANK, NEW YORK BRANCH,
as a Bank

By:	/s/ Kazuto Nakamura
Name:	KAZUTO NAKAMURA
Title:	General Manager

SOCIÉTÉ GÉNÉRALE NEW YORK BRANCH,
as a Bank

By:	/s/ Ambrish Thanawala
Name:	Ambrish Thanawala
Title:	Managing Director

THE BANK OF NEW YORK MELLON,
as a Bank

By:	/s/ Robert Besser
Name:	Robert Besser
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Janet E. Jordan
Name:	Janet E. Jordan
Title:	Senior Vice President

SCHEDULE I

TO CREDIT AGREEMENT

Commitments

Bank	Commitment

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Administrative Agent	$680,000,000.00
Bank of America, N.A., Syndication Agent	$540,000,000.00
*Barclays Bank PLC	$540,000,000.00
Deutsche Bank AG, New York Branch, Syndication Agent	$540,000,000.00
JPMorgan Chase Bank, N.A., Syndication Agent	$540,000,000.00
BNP Paribas, Documentation Agent	$420,000,000.00
Citibank, N.A., Documentation Agent	$420,000,000.00
The Royal Bank of Scotland plc, Documentation Agent	$420,000,000.00
Mizuho Corporate Bank, Ltd., Los Angeles Branch, Senior Managing Agent	$350,000,000.00
Wells Fargo Bank, N.A., Senior Managing Agent	$350,000,000.00
Credit Suisse AG, Cayman Islands Branch, Managing Agent	$300,000,000.00
Sumitomo Mitsui Banking Corporation, Managing Agent	$300,000,000.00
Goldman Sachs Bank USA	$100,000,000.00
HSBC Bank USA, National Association	$100,000,000.00
Mitsubishi UFJ Trust and Banking Corporation	$100,000,000.00
The Norinchukin Bank, New York Branch	$100,000,000.00
Société Générale New York Branch	$100,000,000.00
The Bank of New York Mellon	$50,000,000.00
U.S. Bank National Association	$50,000,000.00

*	Barclays Capital, the investment banking division of Barclays Bank PLC is a Syndication Agent

EXHIBIT A

[Form of Committed Loan Note]

PROMISSORY NOTE

[aggregate of $6,000,000,000]	Dated: March , 2011

FOR VALUE RECEIVED, AMERICAN HONDA FINANCE CORPORATION, a California corporation (the “Borrower”), hereby promises to pay to the order of [name of Bank] (the “Bank”), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Administrative Office the principal sum of [aggregate of SIX BILLION DOLLARS] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Committed Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the last day of the Interest Period for each such Loan and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The Bank is hereby authorized by the Borrower, prior to any transfer hereof, to endorse on the schedule attached to this Note (or any continuation thereof) the amount of, and the duration of each Interest Period for, each Committed Loan made by the Bank to the Borrower under the Credit Agreement, the date such Loan is made, and the amount of each payment or prepayment of principal of such Loan received by the Bank.

This Note is one of the Notes referred to in the $6,000,000,000 Credit Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) dated as of March     , 2011 among the Borrower, the banks party thereto (including the Bank), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto, and evidences Committed Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE BANK BY ITS ACCEPTANCE OF THIS NOTE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

1

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

2

SCHEDULE TO COMMITTED LOAN NOTE

This Note evidences Committed Loans made by the Bank to the Borrower under the Bank’s Commitment referred to above under the Credit Agreement, in the principal amounts and having the Interest Periods (if applicable) set forth below, which Loans were made on the dates set forth below, subject to the payment and prepayment of principal set forth below.

Date Made	Principal Amount of Loan	Type of Loan	Interest Period	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

3

EXHIBIT B

[Form of Money Market Note]

PROMISSORY NOTE

Dated: March     , 2011

FOR VALUE RECEIVED, AMERICAN HONDA FINANCE CORPORATION, a California corporation (the “Borrower”), hereby promises to pay to the order of [name of Bank] (the “Bank”), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Administrative Office the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the last day of the Interest Period for each such Loan and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The Bank is hereby authorized by the Borrower, prior to any transfer hereof, to endorse on the schedule attached to this Note (or any continuation thereof) the amount of, and the duration of each Interest Period for, each Money Market Loan made by the Bank to the Borrower under the Credit Agreement, the date such Loan is made, and the amount of each payment or prepayment of principal of such Loan received by the Bank.

This Note is one of the Notes referred to in the $6,000,000,000 Credit Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) dated as of March     , 2011 among the Borrower, the banks party thereto (including the Bank), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto, and evidences Money Market Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE BANK BY ITS ACCEPTANCE OF THIS NOTE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

1

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

2

SCHEDULE TO MONEY MARKET NOTE

This Note evidences Money Market Loans made by the Bank to the Borrower under the Credit Agreement referred to above, in the principal amounts, of the types and having the Interest Periods (if applicable) set forth below, which Loans were made on the dates set forth below, subject to the payment and prepayment of principal set forth below.

Date Made	Principal Amount of Loan	Type of Loan	Interest Period	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

3

EXHIBIT C

FORM OF MONEY MARKET QUOTE REQUEST

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd

as Administrative Agent under the Credit

Agreement referred to below

777 South Figueroa

Suite 600

Los Angeles, California 90017

Attention: Vice President, Corporate

Client Services, Operations Group

Gentlemen:

The undersigned refers to the $6,000,000,000 Credit Agreement dated as of March     , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto and hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a borrowing of Money Market Loans under the Credit Agreement, and in that connection sets forth the terms on which such borrowing (the “Proposed Money Market Borrowing”) is requested to be made:

(A)	Date of Proposed Money Market Borrowing	, 20

(B)	Amount of Proposed Money Market Borrowing	$

(C)	Interest Rate Basis	Money Market Absolute Rate or LIBOR plus Money Market Margin

(D)	Interest Period

The undersigned hereby certifies that the conditions specified in Section 7.2 of the Credit Agreement will be met on and as of the date of the Proposed Money Market Borrowing.

1

The undersigned hereby confirms that the Proposed Money Market Borrowing is to be made available to it in accordance with Section 3.1 of the Credit Agreement.

Very truly yours,

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

2

EXHIBIT D

FORM OF INVITATION FOR MONEY MARKET QUOTES

To:	All Banks

Re:	$6,000,000,000 Credit Agreement dated as of March , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto.

We have received a request from American Honda Finance Corporation (the “Borrower”) for a borrowing of Money Market Loans in the aggregate amount of $         for value             ,             , on the following additional terms:

In accordance with Section 2.3 of the Credit Agreement, each Bank shall, if in its sole discretion it elects to do so, offer to make one or more Money Market Loans to the Borrower at a rate or rates of interest specified by such Bank, by notifying the Auction Agent before [8:00 a.m. Los Angeles time on             ,             , the third Business Day prior to]* [8:00 a.m. Los Angeles time on             ,             ,]** the date of the proposed borrowing of Money Market Loans.

The Borrower requests that the bids offer [a spread (“Money Market Margin”) over or below LIBOR at 11:00 a.m. (London time) on             ,             ]*** [a fixed rate (“Money Market Absolute Rate”)]****.

We ask that all rates be submitted in the format set forth as Exhibit E to the Credit Agreement.

All bids must be submitted by facsimile to one of the following facsimile numbers:

In accordance with Section 2.3(a) of the Credit Agreement, Banks are not obligated to make an offer to bid but are requested to notify the Auction Agent prior to [time and date], if they elect not to do so.

In fairness to all Banks, and due to the competitive aspect of the proposed borrowing of Money Market Loans, compliance with the deadline for receipt of the facsimile to the above facsimile numbers will be strictly enforced.

*	Use in case of a borrowing of Money Market LIBOR Loans.
**	Use in case of a borrowing of Money Market Absolute Rate Loans.
***	Use in case of a borrowing of Money Market LIBOR Loans.
****	Use in case of a borrowing of Money Market Absolute Rate Loans.

1

If you have any questions on the above, please contact the undersigned at                     .

Regards,

[NAME]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

777 South Figueroa

Suite 600

Los Angeles, California 90017

2

EXHIBIT E

FORM OF MONEY MARKET QUOTE

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Administrative Agent for the Banks referred to below

777 South Figueroa

Suite 600

Los Angeles, California 90017

Re:	$6,000,000,000 Credit Agreement dated as of March , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto.

Dear Sirs:

The undersigned, [Name of Bank], refers to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Money Market Quote pursuant to Section 2.3 of the Credit Agreement, in response to the Money Market Quote Request made by the Borrower on            , 201    , and in that connection sets forth below the terms on which such Money Market Quote is made:

(A)	Date of Proposed Money Market Loan	, 20

(B)	Amount of Proposed Money Market Loan	$

(C)	Interest Rate Basis	Money Market Absolute Rate or LIBOR plus Money Market Margin

(D)	Interest Period

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this Money Market Quote in accordance with Section 2.3(f) of the Credit Agreement.

1

Very truly yours,

[NAME OF BANK]

By:
Name:
Title:

2

EXHIBIT F

FORM OF MONEY MARKET QUOTE ACCEPT/REJECT LETTER

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Administrative Agent for the Banks referred to below

777 South Figueroa

Suite 600

Los Angeles, California 90017

Re:	$6,000,000,000 Credit Agreement dated as of March , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto.

Dear Sirs:

The undersigned, American Honda Finance Corporation (the “Borrower”), refers to the Credit Agreement. In accordance with Section 2.3 of the Credit Agreement, we have received a summary of bids in connection with our Money Market Quote Request dated 20     and in accordance with Section 2.3(f) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount	[Money Market Absolute Rate] [LIBOR/Margin]	Bank

$	[%]/[+/- %]

$

We hereby reject the following bids:

Principal Amount	[Money Market Absolute Rate] [LIBOR/Margin]	Bank

$	[%]/[+/- %]

$

1

The $         should be deposited at [            ] on [date].

Very truly yours,

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

2

EXHIBIT G

AMERICAN HONDA FINANCE CORPORATION

OFFICER’S CERTIFICATE

$6,000,000,000 CREDIT AGREEMENT

This Officer’s Certificate (this “Certificate”), dated as of March 18, 2011, is delivered pursuant to Sections 7.1(b) and 7.1(j) of the Credit Agreement, dated as of March 18, 2011 (“Credit Agreement”), entered into by and among AMERICAN HONDA FINANCE CORPORATION (the “Borrower”) each of the Banks party thereto, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent and Auction Agent, and other Agents party thereto. Capitalized terms used in this Officer’s Certificate and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned, on behalf of the Borrower, does hereby certify that to the best of his knowledge, that:

1.	Attached hereto as Exhibit A is a true and correct copy of resolutions adopted by the Board of Directors of the Borrower by unanimous consent; the resolutions set forth in such Exhibit A were duly adopted and such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

2.	Attached hereto as Exhibit B is a true and complete copy of the Articles of Incorporation of the Borrower and all amendments thereto as in effect on the date hereof.

3.	Attached hereto as Exhibit C is a true and complete copy of the Bylaws of the Borrower in full force and effect as of the date hereof.

4.	Each person whose name, title and signature appears below is a duly qualified and acting officer of the Borrower authorized to sign the Credit Agreement and other accompanying documents on the date of this Officer’s Certificate, and the signature appearing opposite his or her name is the genuine signature of such officer.

Name	Title	Signature
K. Endo	President

Hideo Moroe	Vice President and Treasurer

Paul C. Honda	Vice President, Assistant Secretary, Compliance Officer

5.	Since March 31, 2010, no material adverse change in the business, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, or the facts and information regarding such entities as represented to date has occurred.

1

IN WITNESS WHEREOF, I have hereto set my hand this 18th day of March, 2011.

Paul C. Honda Vice President, Assistant Secretary, Compliance Officer

EXHIBIT H-1

OPINION OF SPECIAL COUNSEL TO THE BORROWER

[LUCE FORWARD LETTERHEAD]

March 18, 2011

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as

Administrative Agent, the other Agents and the Banks party to the Credit Agreement referred to below

Re:	American Honda Finance Corporation—$6,000,000,000 Credit Facility

Ladies and Gentlemen:

We have acted as California counsel to American Honda Finance Corporation, a California corporation (“AHFC”) for the purpose of rendering certain opinions, set forth herein, in connection with the transactions contemplated by $6,000,000,000 Credit Agreement dated as of March 18, 2011 (“Credit Agreement”). The parties to the Credit Agreement are AHFC, each of the Banks party thereto (each, a “Bank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and Auction Agent (“Agent”), and other Agents party thereto. This opinion letter is provided at AHFC’s request.

We understand that in this transaction, and in the review and acceptance of this opinion letter, you are represented by independent counsel of your choosing with expertise in the relevant subject matter.

1.	Factual Examination.

1.1 Credit Documents. As used herein, “Credit Documents” refers to executed copies of the following documents, all of which were prepared by your counsel:

(a)	Credit Agreement;

(b)	Keep Well Agreement dated as of September 9, 2005, between Honda Motor Co., Ltd. (“HMC”) and AHFC (“Keep Well Agreement”);

(c)	Promissory Notes payable to each of the Banks listed on Exhibit A attached hereto with respect to Committed Loans, dated March 18, 2011 (collectively, the “Committed Loan Notes”);

(d)	Promissory Notes payable to each of the Banks listed on Exhibit A attached hereto with respect to Money Market Loans, dated March 18, 2011 (collectively, the “Money Market Notes” and, together with the Committed Loan Notes, the “Notes”); and

1

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

(e)	The Certificate of HMC as to the Keep Well Agreement dated as of March 18, 2011, addressed to the Agent (“Keep Well Certificate”).

1.2 Company Documents. As used herein, “Company Documents” refers to the following documents:

(a)	Articles of Incorporation of AHFC certified by the California Secretary of State as of March 9, 2011 (“Articles of Incorporation”);

(b)	Bylaws of AHFC as certified by the Secretary of AHFC (“Bylaws”);

(c)	Certificate of Status from the California Secretary of State for AHFC dated March 10, 2011;

(d)	Certificate of Status from the California Franchise Tax Board for AHFC dated March 2 2011;

(e)	Officer’s Certificate of AHFC (including all attachments thereto), dated March 18, 2011, prepared pursuant to Section 7.2(d) of the Credit Agreement;

(f)	Officer’s Certificate of AHFC (including all attachments thereto), dated March 18, 2011, delivered to us in connection with the preparation of this opinion;

(g)	Resolutions of the Board of Directors of AHFC, dated August 2, 2005, relating to Execution of Keepwell Agreement with Honda Motor Co., Ltd. and Termination of Investment Agreement with American Honda Motor Co., Inc.;

(h)	Resolutions of the Board of Directors of AHFC, dated March 18, 2011 relating to the transactions associated with the Credit Agreement; and

(i)	Certificates from agencies of the District of Columbia and each of the States other than California, relating to AHFC’s qualification to do business as a foreign corporation.

1.3 Scope of Inquiry; Certain Assumptions.

(a) In arriving at the opinions expressed below, we have reviewed the Credit Documents and the Company Documents. In addition, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, governmental records and other instruments, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the correctness of all factual matters set forth in the documents reviewed by us for purposes of this

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

opinion, and, except for the review of those documents, have not conducted any: (i) investigation or examination of factual matters; (ii) investigation or examination of the title to, or nature or extent of, any real or personal property, or inspection of any such property; or (iii) docket or other search of the records of any court, administrative tribunal, recording or filing office, or other public entity.

(b) In rendering this opinion, we have assumed: (i) the genuineness of all signatures (if any) on all documents reviewed by us; (ii) that the Credit Documents have been or will be duly authorized, executed, and delivered by and on behalf of the parties thereto (other than AHFC); (iii) that the copies of the Credit Documents and the Company Documents provided to us are complete and correct copies which conform to authentic original documents, and contain the entire agreement of the parties thereto, that there are no other documents or oral agreements or other circumstances that would in any way alter the provisions of the Credit Documents and/or the Company Documents, and that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect thereto; (iv) that each natural person executing or who has executed the Credit Documents or the Company Documents is or was competent to do so; and (v) the accuracy, completeness and authenticity of all certificates on which we have relied, and that any such certificates dated as of an earlier date are still accurate as of the date hereof

(c) In rendering this opinion we have assumed that HMC (i) is validly existing as a Japanese corporation; (ii) is in good standing under the laws of Japan; (iii) has the corporate power to execute and deliver the Keep Well Agreement and to perform its obligations under that agreement; (iv) has taken all corporate action necessary to authorize the execution, delivery and performance of the Keep Well Agreement; and (v) has duly executed the Keep Well Agreement.

2. Opinion. On the basis of the foregoing, but subject to the additional qualifications, assumptions and limitations set forth below, we are of the opinion that, as of the date hereof:

2.1 AHFC is validly existing as a corporation under California law and is in good standing under the laws of that State.

2.2 AHFC has the corporate power to execute, deliver and perform each of its obligations under the Credit Documents to which it is a party.

2.3 AHFC has taken all corporate action necessary to authorize the execution, delivery and performance of the Credit Agreement, the Keep Well Agreement and the Notes.

2.4 The execution and delivery by AHFC of the Credit Agreement does not, and the performance by AHFC of its obligations under the Credit Documents to which it is a party will not, result in (a) a violation of the Articles of Incorporation or Bylaws of AHFC, or (b) any violation of any law of the State of California, or any federal law of the United States of America (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), applicable to AHFC.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

2.5 No authorization, approval, consent, order or decree of any court or governmental authority or agency of the State of California or the United States of America is required in connection with the execution, delivery or performance by AHFC of any Credit Document to which it is a party.

2.6 AHFC is qualified to do business as a foreign corporation in the District of Columbia and each of the States other than California. The foregoing statement is based solely upon certificates provided by agencies of those states, copies of which AHFC has delivered to the Agent at closing, and is limited to the meaning ascribed to those certificates by each applicable state agency.

2.7 The Credit Agreement constitutes the legal, valid and binding obligation of AHFC, enforceable against AHFC in accordance with its terms.

2.8 HMC has delivered the Keep Well Agreement.

2.9 The Keep Well Agreement constitutes the legal, valid and binding obligation of HMC, enforceable in accordance with its terms.

2.10 No authorization, approval, consent, order or decree of any court or governmental authority or agency of the State of California or the United States of America is required in connection with the execution, delivery or performance by HMC of the Keep Well Agreement.

2.11 The debt of AHFC represented by the Notes constitutes “Debt”, as defined in the Keep Well Agreement.

2.12 The execution and delivery by AHFC of the Credit Documents and Company Documents to which it is a party, and the consummation by it of the transactions contemplated thereunder, will not violate or result in a material breach of any of the terms of or constitute a material default under or result in the creation of any lien, charge or encumbrance on any property or assets of AHFC pursuant to the terms of any indenture, mortgage, deed of trust, lease or other agreement relating to borrowed money described on Exhibit B to this opinion letter, which has been certified to us by AHFC as including all such agreements to which AHFC is a party that involve any material amount (collectively, the “Material Agreements”). As to those Material Agreements that by their terms are or may be governed by the laws of a jurisdiction other than California, we assume that such Material Agreements would be interpreted in accordance with their plain meaning. In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such Material Agreements.

2.13 AHFC is not a company required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

3. Qualifications, Assumptions and Limitations. Our opinion above is subject to and limited by the following qualifications, assumptions and limitations, in addition to those set forth elsewhere in this letter:

3.1 The effect of bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, assignment for the benefit of creditors, fraudulent conveyance or transfer, marshaling and other laws relating to or affecting the rights and remedies of creditors generally.

3.2 The effect of general principles of equity, whether considered in a proceeding in equity or at law, including concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, and including limitations of law or equity upon the availability of specific enforcement, injunctive relief, other equitable remedies or any particular remedy at law.

3.3 The unenforceability or ineffectiveness under certain circumstances of contractual provisions relating to the following, as to which we express no opinion: severability; summary remedies without notice or opportunity for hearing or correction; penalties, forfeitures, late payment charges or penalties, increased interest rates upon default, liquidated damages, prepayment charges and acceleration of future amounts due (other than principal) without appropriate discount to present value; attorneys’ fees and other enforcement expenses, to the extent inconsistent with law; indemnity, release, limitations upon liability or exculpation of a party with respect to its own wrongful or negligent acts, or otherwise contrary to public policy or prohibited by law; cumulation, election or non-exclusivity of remedies, or non-waiver of remedies by a failure or delay of exercise; time being of the essence; integration and ineffectiveness of oral modifications; survival of terms, provisions or agreements after termination of an agreement or satisfaction of obligations; waiver or relinquishment, except to the extent explicitly allowed by law, of (i) defenses, set-off, counterclaim, recoupment, marshaling rights or rights to damages; (ii) broadly or vaguely stated rights; (iii) unknown future rights or defenses; or (iv) the benefits of statutory, regulatory, constitutional or other rights granted or duties imposed by law, where any of the foregoing is contrary to public policy or otherwise prohibited, limited or made unenforceable by law.

3.4 We express no opinion with respect to covenants, to the extent they are construed to be independent obligations, the breach of which could give rise to a cause of action for damages, as distinguished from conditions precedent to the occurrence of an event of default that would permit any Bank to exercise its default remedies.

3.5 The conclusive effect of certain statements, acknowledgments or recitals contained in any document.

3.6 Limitations to reflect the fact that an enforceability of remedies opinion means only that some remedies are available under the agreement in question, and not necessarily that every provision in the agreement will be enforced by a court in all circumstances.

3.7 We express no opinion as to the effect or enforceability as to any provision involving consent to or establishment of jurisdiction and/or venue or stipulations with respect thereto except to the extent that such provision is made enforceable by New York General Obligations Law Section 5-1402, as applied by a New York state court or a federal court sitting

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

in New York and applying New York choice of forum principles, mandatory arbitration, consent to or waiver of service of process or establishment of a method therefor, waiver of the right to attack or appeal a judgment, the irrevocable appointment of an agent for service of process, the establishment of measures of proof or waiver of jury trial.

3.8 We note that certain of the Credit Documents contain provisions stating that they are to be governed by the laws of the State of New York (a “Chosen—Law Provision”). Except to the extent that such a Chosen—Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen—Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Credit Documents.

3.9 For purposes of our opinion in Section 2.7, we assume that at least $2,500,000 will be advanced to AHFC, in one or more installments, pursuant to the Credit Documents. No opinion is given herein as to the usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, as of any jurisdiction other than New York.

3.10 No opinion is given herein as to the effect of so-called “usury savings clauses” or other provisions of the Credit Documents purporting to specify methods of, or otherwise assure, compliance with usury laws or other similar laws relating to limitations on the amount of interest or other similar charges which lenders may make or receive in connection with lending transactions.

3.11 We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Credit Documents could be affected by any failure of any Bank not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the State of New York or (ii) to become authorized, under Article 5 of the New York Banking law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

3.12 Except to the extent addressed in Section 2 above with respect to AHFC and HMC, we express no opinion as to the effect, on the opinions expressed herein, of (i) the compliance by any party to the Credit Documents with any state or federal law, rule, or regulation that may be applicable to any such party, or (ii) the legal or regulatory status or the nature of the business of any such party.

3.13 We express no opinion as to compliance with or the effect of (i) any securities laws or regulations, including without limitation the United States and California securities laws, rules and regulations, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), (iii) any fiduciary duty requirements, or (iv) any statutes, ordinances, administrative decisions, and rules and regulations of counties, towns, municipalities and special political subdivisions, and judicial decisions to the extent that they deal with any thereof

The Bank of Tokyo-Mitsubishi UFJ, Ltd., et al.

March 18, 2011

3.14 We express no opinion as to the accuracy or effect of any matter of fact or law contained in any information provided by AHFC to any party.

3.15 Our opinion in Section 2.11 above is based solely upon the Keep Well Certificate.

4. Laws Relevant to Opinion; Matters Post-Dating Opinion.

4.1 This opinion letter relates solely to the laws of the State of New York (except as expressly stated in Section 3.9, other than laws relating to conflicts of law or choice of law), the State of California (except with respect to Sections 2.7 and 2.9) and applicable federal law in effect on the date hereof (but subject, however, to the exclusion of certain laws as set forth elsewhere herein). We have not examined and do not opine with respect to the applicability or effect of any other laws.

4.2 We express no opinion with respect to laws becoming effective after the date hereof. This opinion relates only to matters as of the date hereof, and we express no opinion with respect to any transaction, transfer, conveyance, obligation or performance occurring after the date hereof. We disclaim any obligation to advise you of any events occurring or coming to our attention or any developments in areas covered by this opinion that occur after the date of this opinion.

5. Use and Reliance.

This opinion is provided at AHFC’s request, solely to you and each Bank (as defined in the Credit Agreement) from time to time becoming a party to the Credit Agreement, for use in connection with the transactions contemplated by the Credit Documents. This opinion may not be relied upon or used by any other person or for any other purpose, nor may it be exhibited, quoted from or referred to, or copies delivered to any other person, without our prior written consent.

Very truly yours,

LUCE, FORWARD, HAMILTON & SCRIPPS LLP

Exhibit A

Banks

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Administrative Agent

Bank of America, N.A., Syndication Agent

Barclays Bank PLC, Syndication Agent

Deutsche Bank AG, New York Branch, Syndication Agent

JPMorgan Chase Bank, N.A., Syndication Agent

BNP Paribas, Documentation Agent

Citibank, N.A., Documentation Agent

The Royal Bank of Scotland plc, Documentation Agent

Mizuho Corporate Bank, Ltd., Los Angeles Branch, Senior Managing Agent

Wells Fargo Bank, N.A., Senior Managing Agent

Credit Suisse AG, Caymen Islands Branch, Managing Agent

Sumitomo Mitsui Banking Corporation, Managing Agent

Goldman Sachs Bank USA

HSBC Bank USA, National Association

Mitsubishi UFJ Trust and Banking Corporation

The Norinchukin Bank, New York Branch

Société Générale New York Branch

The Bank of New York Mellon

U.S. Bank National Association

Exhibit B

MATERIAL AGREEMENTS OF AMERICAN HONDA FINANCE CORPORATION

1.	Commercial Paper Program Issuing and Paying Agency Agreement, dated September 10, 2004, between AHFC and JPMorgan Chase Bank, and Amendment to Issuing and Paying Agency Agreement, dated June 22, 2009, between AHFC and JPMorgan Chase Bank.

2.	Interest Exchange Agreement, dated May 22, 1986, amended as of November 20, 1996, and April 17, 2001 (Letter Agreement re: Merger), between AHFC and JPMorgan Chase Bank (formerly The Chase Manhattan Bank, NA.).

3.	Interest Rate and Currency Exchange Agreement, dated October 31, 1989, amended as of November 18, 1996, between AHFC and Barclays Bank PLC.

4.	Interest Rate and Currency Exchange Agreement, dated November 4, 1992, as amended to the Master Agreement dated as of November 25, 1997, between AHFC and Merrill Lynch Capital Services, Inc.

5.	ISDA Master Agreement, dated September 13, 1993, between AHFC and Goldman Sachs Capital Markets, L.P.

6.	Amended and Restated Agency Agreement, dated August 26, 2010, among AHFC, Honda Canada Finance Inc. (HCFI), The Bank of New York Mellon, and The Bank of New York Luxembourg S.A. (Euro MTN Programme).

7.	Amended and Restated Programme Agreement, dated as of August 26, 2010, among AHFC, HCFI, Banc of America Securities Limited, Barclays Bank PLC, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, J.P. Morgan Securities Ltd., Merrill Lynch International, Mitsubishi UFJ Securities International plc, Mizuho International plc, and Nomura International plc. (Euro MTN Programme).

8.	ICSD Agreement, dated as of September 5, 2008, among AHFC, HCFI, Euroclear Bank SA/NV and Clearstream Banking S.A. (Euro MTN Programme).

9.	ISDA Master Agreement, dated June 3, 1994, as amended June 30, 1995, as amended March 29, 1996, between AHFC and The Bank of Tokyo-Mitsubishi UJF, Ltd., successor to The Bank of Tokyo-Mitsubishi, Ltd., successor to The Mitsubishi Bank, Limited, Head Office.

10.	ISDA Master Agreement, dated as of June 7, 1994, between AHFC and The Tokai Bank, Ltd.

11.	ISDA Master Agreement, dated as of July 6, 1994, between AHFC and Citibank, N.A New York.

12.	Interest Rate and Currency Exchange Agreement, dated July 7, 1994, as amended May 28, 1996, between AHFC and The Mitsubishi Trust and Banking Corporation.

13.	ISDA Master Agreement, dated as of August 18, 1994, between AHFC and Bank of America National Trust and Savings Association.

14.	ISDA Master Agreement, dated as of September 26, 1994, between AHFC and Morgan Stanley Capital Services Inc.

15.	ISDA Master Agreement, dated as of March 1, 1995, between AHFC and Credit Suisse Financial Products.

16.	ISDA Master Agreement, dated as of March 6, 1995, as amended December 22, 1997 and February 19, 1998, between AHFC and The Industrial Bank of Japan, Limited.

17.	ISDA Master Agreement, dated as of May 17, 1995, between AHFC and ABN AMRO Bank N.V.

18.	ISDA Master Agreement, dated as of June 12, 1995, as amended August 20, 1997, between AHFC and Tokyo-Mitsubishi International plc, successor to Mitsubishi Finance International plc, now Mitsubishi UFJ Securities International plc.

19.	ISDA Master Agreement, dated as of March 20, 1997, as amended July 31, 1998, between AHFC and UBS Securities (Swaps) Inc.

20.	ISDA Master Agreement, dated as of September 8, 1997, between AHFC and Deutsche Bank AG.

21.	ISDA Master Agreement, dated as of September 18, 1997, between AHFC and Societe Generale.

22.	ISDA Master Agreement, dated as of November 4, 1997, between AHFC and Sanwa Financial Products Co., L.P.

23.	Confirmation Letter from AHFC to Tokai Capital Markets Limited Re: Merger with Tokai Bank Europe plc under HCFI’s ISDA Master Agreement, dated as of March 16, 1998, as amended March 16, 1998 and November 12, 1999, between HCFI and Tokai Capital Markets Limited.

24.	Tri-Party Assignment and Release Agreement, dated July 31, 1998, among AHFC, Warburg Dillon Read Swaps Inc. (formerly UBS Securities (Swaps) Inc.) and UBS AG, London Branch.

25.	ISDA Master Agreement, dated as of August 14, 1998, between AHFC and The Bank of New York.

26.	Commercial Paper Dealer Agreement, dated as of August 28, 1998, between AHFC and Banc of America Securities LLC relating to the Notes issued pursuant to an Issuing and Paying Agency Agreement dated as of September 10, 2004, between AHFC and JPMorgan Chase Bank.

27.	Commercial Paper Dealer Agreement, dated as of August 31, 1998, between AHFC and J.P. Morgan Securities Inc. relating to the Notes issued pursuant to an Issuing and Paying Agency Agreement dated as of September 10, 2004, between AHFC and JPMorgan Chase Bank, as amended June 22, 2009.

28.	Uncommitted Intercompany Advance Agreement, dated July 27, 2001, between AHFC and AHSCC re: AHSCC can make advances to AHFC.

29.	Master Service Agreement, dated June 10, 2002, between AHFC and Jefferson Wells International.

30.	ISDA Master Agreement, dated January 16, 2003, between AHFC and Bank One.

31.	Uncommitted Intercompany Advance Agreement, dated January 1, 2003, between American Honda Motor Co., Inc. (Borrower) and AHFC (Lender).

32.	Uncommitted Intercompany Advance Agreement, dated January 1, 2003, between American Honda Motor Co., Inc. (Lender) and AHFC (Borrower).

33.	Commercial Paper Dealer Agreement, dated as of March 12, 2003, between AHFC and Goldman, Sachs & Co.

34.	Commercial Paper Dealer Agreement, dated as of March 24, 2003, between AHFC and Credit Suisse First Boston LLC.

35.	Replacement Servicer Agreement, dated May 28, 2003, between AHFC and PURE TRUST, The Royal Trust Company, as trustee of PURE TRUST, by its financial services agent Royal Bank of Canada (May of 2003 HCFI PURE TRUST Program).

36.	ISDA Master Agreement, dated June 6, 2003, between BNP Paribas and AHFC.

37.	ISDA Master Agreement, dated September 23, 2003, between AHFC and Wachovia.

38.	ISDA Master Agreement, dated July 26, 2005, between AHFC and The Royal Bank of Scotland PLC (replaced by ABN AMRO Bank N.V. on June 30, 2008).

39.	$500,000,000 Uncommitted Revolving Credit Facility, dated November 14, 2008 between AHFC and the Bank of Tokyo-Mitsubishi UFJ, Ltd.

40.	$500,000,000 Term Loan Agreement, dated as of July 15, 2008 between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

41.	$300,000,000 Term Loan Agreement, dated as of May 29, 2008 between AHFC and Sumitomo Mitsui Banking Corporation.

42.	JPY50,000,000,000 [$560,852,496] Term Loan Agreement dated January 14, 2009 between AHFC and Sumitomo Mitsui Banking Corporation.

43.	$1,000,000,000 Term Loan Agreement, dated as of March 19, 2009 between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

44.	$1 Billion Term Loan Agreement, dated as of April 30, 2009, between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

45.	$300,000,000 Term Loan Agreement, dated as of March 5, 2009 between AHFC and Mitsubishi UFJ Trust and Banking Corporation, New York Branch.

46.	$500,000,000 Term Loan Agreement, dated as of March 13, 2009 between AHFC and Mizuho Corporate Bank, Ltd., Los Angeles.

47.	Contribution and Assignment Agreement, dated February 28, 2003, between AHFC, HTA, HTB, HTC, and HTD.

48.	$6,000,000,000 Credit Agreement, dated as of July 7, 2006 among AHFC, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the other Agents and the Amendment and Restatement of Schedule 1, dated December 10, 2007 and effective as of January 1, 2008.

49.	Administration Agreement, dated as of August 1, 2007, among HAR 2007-3 Owner Trust, AHFC, AHRC and The Bank of New York, as the Indenture Trustee.

50.	Control Agreement, dated as of August 1, 2007, among AHRC, HAR 2007-3 Owner Trust, AHFC, and The Bank of New York.

51.	Receivables Purchase Agreement, dated as of August 1, 2007, between AHFC and AHRC.

52.	Sale and Servicing Agreement, dated as of August 1, 2007, among HAR 2007-3 Owner Trust, AHRC and AHFC.

53.	$300,000,000 Term Loan Agreement dated as of May 29, 2008 between AHFC and Sumitomo Mitsui Banking Corporation.

54.	$500,000,000 Term Loan Agreement dated as of July 15, 2008 between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

55.	Administration Agreement, dated as of June 1, 2008, among HAR 2008-1, Owner Trust, AHFC, AHRC and Deutsche Bank Trust Company Americas as the Indenture Trustee.

56.	Control Agreement, dated as of June 1, 2008, among AHRC, HAR 2008-1 Owner Trust, AHFC, and Deutsche Bank Trust Company Americas.

57.	Receivables Purchase Agreement, dated as of June 1, 2008 between AHFC and AHRC.

58.	Sale and Servicing Agreement, dated as of June 1, 2008, among HAR 2008-1 Owner Trust, AHRC and AHFC.

59.	Amended and Restated Issuing and Paying Agency Agreement, dated as of August 26, 2010, between AHFC and The Bank of New York Mellon (U.S. MTN Program).

60.	Amended and Restated Private Placement Agreement, dated as of August 26, 2010, among AHFC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC (USA) Securities Inc. and J.P. Morgan Securities Inc. (U.S. MTN Program).

61.	Amended and Restated Interest Calculation Agreement, dated as of August 26, 2010, between AHFC and The Bank of New York Mellon (U.S. MTN Program).

62.	Amended and Restated Medium Term Note Administrative Procedures for Privately Placed Medium Term Notes, dated as of August 26, 2010, among AHFC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC (USA) Securities Inc., J.P. Morgan Securities Inc., and The Bank of New York Mellon (U.S. MTN Program).

63.	$500,000,000 Uncommitted Revolving Credit Facility dated November 14, 2008 between AHFC and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

64.	Administration Agreement, dated as of December 1, 2008, among HAR 2008-2 Owner Trust, AHFC, AHRC and U.S. Bank National Association, as Indenture Trustee.

65.	Control Agreement, dated as of December 1, 2008, among AHRC, HAR 2008-2 Owner Trust, AHFC and U.S. Bank National Association.

66.	Receivables Purchase Agreement, dated as of December 1, 2008, between AHFC and AHRC.

67.	Sale and Servicing Agreement, dated as of December 1, 2008, among HAR 2008-2 Owner Trust, AHRC and AHFC.

68.	Administration Agreement, dated as of January 1, 2009, among HAR 2009-1 Owner Trust, AHFC, AHRC and U.S. Bank National Association, as Indenture Trustee.

69.	Control Agreement, dated as of January 1, 2009, among AHRC, HAR 2009-1 Owner Trust, AHFC and U.S. Bank National Association.

70.	Receivables Purchase Agreement, dated as of January 1, 2009, between AHFC and AHRC.

71.	Sale and Servicing Agreement, dated as of January 1, 2009, among HAR 2009-1 Owner Trust, AHRC and AHFC.

72.	Administration Agreement, dated as of March 27, 2009, among HAR 2009-A Owner Trust, AHFC, American Honda Receivables Corp. II and Bank of America, National Association, as Administrative Agent.

73.	Control Agreement, dated as of March 27, 2009, among AHRC, HAR 2009-A Owner Trust, AHFC and Bank of America, National Association.

74.	Receivables Purchase Agreement, dated as of March 27, 2009, between AHFC and American Honda Receivables Corp. II.

75.	Sale and Servicing Agreement, dated as of March 27, 2009, among HAR 2009-A Owner Trust, American Honda Receivables Corp. II, AHFC and Bank of America, National Association, as Administrative Agent.

76.	Note Purchase and Security Agreement, dated March 27, 2009, among HAR 2009-A Owner Trust, AHFC, American Honda Receivables Corp. II, Certain Purchasers, Certain Funding Agents, Bank of America, National Association, as Administrative Agent and Syndication Agent and Greenwich Capital Markets, Inc., as Structuring Agent.

77.	Administration Agreement, dated as of May 1, 2009, among HAR 2009-2 Owner Trust, AHFC, AHRC and Deutsche Bank Trust Company Americas, as Indenture Trustee.

78.	Control Agreement, dated as of May 1, 2009, among AHRC, HAR 2009-2 Owner Trust, AHFC and Deutsche Bank Trust Company Americas.

79.	Receivables Purchase Agreement, dated as of May 1, 2009, between AHFC and AHRC.

80.	Sale and Servicing Agreement, dated as of May 1, 2009, among HAR 2009-2 Owner Trust, AHRC and AHFC.

81.	$500,000,000 Term Loan Agreement dated May 20, 2009 between AHFC and Mizuho Corporate Bank, Ltd.

82.	Administration Agreement, dated as of July 1, 2009, among HAR 2009-3 Owner Trust, AHFC, AHRC and Citibank N.A., as Indenture Trustee.

83.	Control Agreement, dated as of July 1, 2009, among AHRC, HAR 2009-3 Owner Trust, AHFC and Citibank, N.A.

84.	Receivables Purchase Agreement, dated as of July 1, 2009, between AHFC and AHRC.

85.	Sale and Servicing Agreement, dated as of July 1, 2009, among HAR 2009-3 Owner Trust, AHRC and AHFC.

86.	Indemnity Agreement, dated as of July 30, 2009, between AHFC, and Japan Bank for International Cooperation, in respect of the Loan Agreement between AHFC, as Borrower and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Lender.

87.	Administration Agreement, dated as of February 1, 2010, among HAR 2010-1 Owner Trust, AHFC, AHRC and Union Bank, N.A., as Indenture Trustee.

88.	Control Agreement, dated as of February 1, 2010, among AHRC, HAR 2010-1 Owner Trust, AHFC and Union Bank, N.A.

89.	Receivables Purchase Agreement, dated as of February 1, 2010, between AHFC and AHRC.

90.	Sale and Servicing Agreement, dated as of February 1, 2010, among HAR 2010-1 Owner Trust, AHRC and AHFC.

91.	Administration Agreement, dated as of May 1, 2010, among HAR 2010-2 Owner Trust, AHFC, AHRC and The Bank of New York Mellon, as Indenture Trustee.

92.	Control Agreement, dated as of May 1, 2010, among AHRC, HAR 2010-2 Owner Trust, AHFC and The Bank of New York Mellon.

93.	Receivables Purchase Agreement, dated as of May 1, 2010, between AHFC and AHRC.

94.	Sale and Servicing Agreement, dated as of May 1, 2010, among HAR 2010-2 Owner Trust, AHRC and AHFC.

95.	Administration Agreement, dated as of June 18, 2010, among HAR 2010-A Owner Trust, AHFC, American Honda Receivables Corp. II and JPMorgan Chase Bank, N.A., as Administrative Agent.

96.	Control Agreement, dated as of June 18, 2010, among HAR 2010-A Owner Trust, AHFC, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Bank National Association, as Securities Intermediary.

97.	Receivables Purchase Agreement, dated as of June 18, 2010, between AHFC and American Honda Receivables Corp. II.

98.	Sale and Servicing Agreement, dated as of June 18, 2010, among HAR 2010-A Owner Trust, American Honda Receivables Corp. II, AHFC and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.	Note Purchase and Security Agreement, dated June 18, 2010, among HAR 2010-A Owner Trust, AHFC, American Honda Receivables Corp. II, Certain Purchasers, Certain Funding Agents, JPMorgan Chase Bank, N.A., as Administrative Agent and Structuring Agent.

100.	Administration Agreement, dated as of September 7, 2010, among HAR 2010-B Owner Trust, AHFC, American Honda Receivables Corp. II and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Administrative Agent.

101.	Control Agreement, dated as of September 7, 2010, among HAR 2010-B Owner Trust, AHFC, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Administrative Agent and Union Bank, N.A., as securities intermediary.

102.	Receivables Purchase Agreement, dated as of September 7, 2010, between AHFC and American Honda Receivables Corp. II.

103.	Sale and Servicing Agreement, dated as of September 7, 2010, among HAR 2010-B Owner Trust, American Honda Receivables Corp. II, AHFC and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Administrative Agent.

104.	Receivables Loan Agreement, dated as of September 7, 2010, among HAR 2010-B AHFC, AHFC, American Honda Receivables Corp. II, certain lenders, certain funding agents and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Administrative Agent.

105.	Administration Agreement, dated as of October 1, 2010, among HAR 2010-3 Owner Trust, AHFC, AHRC and Deutsche Bank Trust Company Americas, as Indenture Trustee.

106.	Control Agreement, dated as of October 1, 2010, among AHRC, HAR 2010-3 Owner Trust, AHFC and Deutsche Bank Trust Company Americas.

107.	Receivables Purchase Agreement, dated as of October 1, 2010, between AHFC and AHRC.

108.	Sale and Servicing Agreement, dated as of October 1, 2010, among HAR 2010-3 Owner Trust, AHRC and AHFC.

109.	Administration Agreement, dated February 24, 2011, among HAR 2011-1 Owner Trust, AHFC, AHRC and U.S. Bank National Association, as Indenture Trustee.

110.	Control Agreement, dated as of February 24, 2011, among HAR 2011-1 Owner Trust, AHFC, AHRC and U.S. Bank National Association.

111.	Receivables Purchase Agreement, dated as of February 24, 2011, between AHFC and AHRC.

112.	Sale and Servicing Agreement, dated as of February 24, 2011, among HAR 2011-1 Owner Trust, AHFC and AHRC.

EXHIBIT H-2

OPINION OF SPECIAL JAPANESE COUNSEL TO HMC

[Mori Hamada & Matsumoto Letterhead]

March 18, 2011

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Administrative Agent,

and the Banks party to the Credit Agreement (as defined below)

Ladies and Gentlemen:

Re: Honda Motor Co., Ltd.

Keep Well Agreement in relation to

the $6,000,000,000 Credit Agreement of American Honda Finance Corporation

We refer to (i) the $6,000,000,000 credit agreement dated as of March 18, 2011 (the “Credit Agreement”) to be entered into by American Honda Finance Corporation (“AHFC”), as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, and the other Banks party thereto and (ii) the Notes to be issued thereunder.

Pursuant to Section 7.1(g) of the Credit Agreement, we have been requested by AHFC to deliver a legal opinion addressed to the Administrative Agent and the Banks on certain legal matters relating to that certain keepwell agreement dated September 9, 2005 (the “Keep Well Agreement”) entered into between Honda Motor Co., Ltd. (“HMC”) and AHFC.

We have acted as Japanese legal counsel for HMC in connection with the Keep Well Agreement.

In connection therewith, we have examined the following:

(1)	copy of the Keep Well Agreement;

(2)	certified copies of the Articles of Incorporation and the Regulations of the Board of Directors of HMC;

(3)	a certified copy of the official certificate of all matters recorded in the Commercial Register (genzai jikou zembu shoumeisho) of HMC; and

(4)	a certified extract copy of the minutes of the meeting of the Board of Directors of HMC held on July 27, 2005 authorizing the execution of the Keep Well Agreement.

The documents set forth above are hereinafter referred to as “Relevant Documents”. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein shall have the meanings defined in the Credit Agreement.

1

We have also examined such certificates and corporate documents of HMC and such other matters, documents and records and considered such questions of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

For the purposes of rendering this opinion, we have assumed without independently verifying:

(A)	the legal capacity of all natural persons, the genuineness of all seal impressions and signatures on the Relevant Documents (other than that of HMC on the Keep Well Agreement), and the authenticity and completeness of the Relevant Documents submitted to us as originals and the conformity to complete original documents of the Relevant Documents submitted to us as copies, having relied as to factual matters upon such documents; and that the Relevant Documents are, where appropriate, executed in the form or substantially in the form of the copies examined by us;

(B)	that at all times relevant to the opinions expressed herein, AHFC has been validly existing and in good standing (where such concept is recognized) and had and has full power and authority (corporate or otherwise) to execute, deliver and perform the Keep Well Agreement; and

(C)	that the execution, delivery and performance of the Keep Well Agreement by AHFC have been duly authorized by all its necessary corporate actions and do not contravene its constitutional documents or any law, rule, or regulation applicable to AHFC; and that the Keep Well Agreement has been duly executed and delivered by AHFC.

On the basis of the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	HMC is a corporation validly existing under the laws of Japan and has full power and authority (corporate and otherwise) to own its properties and to conduct its business as presently conducted.

2.	HMC has the requisite corporate power and authority to enter into the Keepwell Agreement and to perform its obligations thereunder. The Keep Well Agreement has been duly authorized, executed and delivered by HMC and constitutes a valid and legally binding obligation of HMC, enforceable against HMC in accordance with its terms under the laws of Japan, and the obligations of AHFC under the Notes have been specifically confirmed by HMC in writing to be “Debt” of AHFC (as such term is referred to in the Keep Well Agreement).

3.	No authorization, approval, consent, exemption or license from, or registration with, any governmental authority of Japan (collectively, “Governmental Approvals”) is required as a condition to the validity of, or for the execution and delivery of, the Keep Well Agreement or for the performance by HMC of its obligations thereunder.

4.	The execution, delivery and performance by HMC of its obligations under the Keep Well Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any Japanese law, regulation, rule, order or judgment or under any provision of the Articles of Incorporation or the Regulations of the Board of Directors of HMC, or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which HMC is a party or by which HMC is bound or to which any of the material property or assets of HMC is subject.

5.	The payment obligations of HMC which may arise under the Keep Well Agreement are at least pari passu in priority of payment with all unsecured and unsubordinated indebtedness of HMC and all indemnities or other like obligations relating to such indebtedness.

6.	A Japanese court may render a judgment in any foreign currency to enforce obligations of HMC that are payable in such currency.

7.	Under the Japanese Civil Code, the holders of any “Debt” (as such term is referred to in the Keep Well Agreement) have a mechanism for procuring the enforcement of the Keep Well Agreement against HMC, in that, if such holders need to protect their rights as creditors of AHFC, including in the event of bankruptcy of AHFC, they may procure the enforcement of the Keep Well Agreement in accordance with its terms directly or, in the event of bankruptcy of AHFC, through the appropriate insolvency officer or trustee in bankruptcy of AHFC.

The foregoing opinions are subject to the following qualifications.

(i)	This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein.

(ii)	We are attorneys licensed to practice law in Japan and have acted in such capacity and we do not purport to be expert as to the laws of any jurisdiction other than Japan; accordingly, the opinions expressed above are limited to Japanese law and based on the assumption that the Keep Well Agreement constitutes valid and legally binding obligations of HMC enforceable against HMC in accordance with its terms under the laws of the State of New York, by which it is expressly governed, and we neither express nor imply any view or opinion with regard to the requirements of any jurisdiction other than Japan.

(iii)	In this opinion letter, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concepts described by the equivalent English terms as they exist under the laws of other jurisdictions. We do not render any opinion as to how judges qualified in a foreign jurisdiction would interpret Japanese legal concepts or expressions.

(iv)	The above opinions do not cover any matters relating to tax law.

(v)	The legality, validity, binding nature and enforceability of the Keep Well Agreement may be limited by the application of bankruptcy, insolvency, reorganisation, civil rehabilitation, fraudulent conveyance and other similar laws relating to or affecting the rights, powers, privileges, remedies and/or interests of creditors generally.

(vi)	The legality, validity, binding nature and enforceability of the Keep Well Agreement are subject to and may be limited by statutes of limitation, court procedures and the full discretion of the courts to consider the public order and good morals doctrine as provided in Article 90 of the Civil Code, general principles of good faith and sincerity and the obligation to act in a reasonable manner as provided in Article 1, Paragraph 2 of the Civil Code, the abuse of rights doctrine as provided in Article 1, Paragraph 3 of the Civil Code and the public order and good morals doctrine as provided in Article 42 of the General Law concerning Application of Laws.

(vii)	Japanese courts may not give full effect to an indemnity for legal costs.

(viii)	We express no opinion with respect to the availability of specific performance or injunctive relief or any other provisional remedy. For the purpose of this opinion letter, an obligation is “enforceable” against the obligor if the obligee is at least entitled to a judgment of a Japanese court which orders that obligor to pay to the obligee compensation for damages suffered by the obligee as a result of the obligor’s breach of such obligation.

(ix)	The opinions expressed above are given as of the date hereof, and no obligation is undertaken to advise you of any changes in any matters set for herein after the date hereof.

This opinion letter is being furnished to you in connection with the transactions contemplated by the Credit Agreement, is solely for your benefit and is not to be relied upon for any other purpose or by any other person without our prior written consent, except that each Bank from time to time becoming party to the Credit Agreement pursuant to the terms thereof may rely upon our opinions set forth in this letter in connection with those transactions.

Very truly yours, MORI HAMADA & MATSUMOTO

By:
Yasuzo Takeno

By:
Eiko Hakoda

EXHIBIT H-3

OPINION OF SPECIAL NEW YORK COUNSEL TO THE BORROWER

[Alston & Bird LLP Letterhead]

March 18, 2011

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as

Administrative Agent, the other Agents and the Banks party to the Credit Agreement referred to below

Re:	American Honda Finance Corporation (“AHFC” or the “Company”) -

$6,000,000,000 Credit Facility

Ladies and Gentlemen:

We have acted as New York counsel to AHFC in connection with the $6,000,000,000 Credit Agreement (the “Credit Agreement”) dated as of the date hereof by and among The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent and lender (the “Agent”), the various financial institutions party thereto and the other parties thereto. Capitalized terms used in this opinion shall have the definitions given to them in the Credit Agreement unless otherwise defined in this opinion or unless the context otherwise requires. This opinion is furnished pursuant to Section 7.1(f) of the Credit Agreement.

We have examined the following documents:

(a)	the Credit Agreement,

(b)	Promissory Notes payable to each of the Banks listed on Exhibit A attached hereto with respect to Committed Loans, dated March 18, 2011 (collectively, the “Committed Loan Notes”); and

(c)	Promissory Notes payable to each of the Banks listed on Exhibit A attached hereto with respect to Money Market Loans, dated March 18, 2011 (collectively, the “Money Market Notes” and, together with the Committed Loan Notes, the “Notes,” and together with the Credit Agreement and the Notes, the “Credit Documents”).

We have also examined certificates of public officials, corporate documents and records and other certificates, and made other investigations as we have deemed necessary.

We have assumed, for purposes of the opinions expressed below:

(i) The truth and accuracy of (a) all certificates, documents and records supplied to us or the Agent by the Credit Parties, (b) the representations and warranties of the Credit Parties in the Credit Documents to which they are a party with respect to the factual matters set forth in the Credit Documents, and (c) all certificates of public officials.

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(ii) (a) The legal capacity of all natural persons, (b) the genuineness of all signatures, (c) the authenticity of all documents submitted to us as originals, and (d) the conformity to original documents to all documents submitted to us as copies and the authenticity of the originals of such copies.

(iii) That the Credit Documents are the valid, binding and enforceable obligations of the parties to such documents other than the Company.

(iv) The due authorization, execution and delivery of the Credit Documents by all of the parties thereto and that each of the parties thereto has the corporate power to execute, deliver and perform each of its obligations under each Credit Document to which it is a party.

(v) That the Company is a corporation validly existing and in good standing under the laws of the State of California.

Based upon the foregoing and our examination of questions of law we have deemed necessary or appropriate, and subject to the limitations and qualifications set forth below, it is our opinion that:

1. The execution and delivery by the Company of the Credit Documents do not, and the performance by the Company of its obligations under the Credit Documents to which it is a party will not, result in any violation of the Applicable Laws of the State of New York applicable to the Company. “Applicable Laws” shall mean those laws, rules and regulations which in our experience a lawyer practicing in the State of New York exercising customary professional diligence would reasonably recognize as being generally applicable to transactions of the type contemplated by the Credit Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation.

2. No authorization, approval, consent, order or decree of any court or governmental authority or agency of the State of New York is required in connection with the execution, delivery or performance by the Company of any Credit Document to which it is a party except as such may be required under the blue sky laws of New York in connection with the offer and sale of the Notes, as to which we express no opinion.

Our opinions are subject to the following additional qualifications:

Our opinions are limited to the laws of the State of New York.

2

The foregoing opinions are rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update any such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

3

This opinion is being delivered to you in connection with the transactions evidenced by the Credit Documents. Each addressee of this opinion, and each Bank from time to time becoming a party to the Credit Agreement may rely upon this opinion in connection with those transactions. No person may rely upon this opinion for any other purpose. This opinion may not be relied upon by any other person, firm, corporation, partnership.

Very truly yours,

ALSTON & BIRD LLP

Very truly yours, ALSTON & BIRD LLP

By:
Gary D. Roth a Partner

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EXHIBIT I

TRANSFER SUPPLEMENT

TRANSFER SUPPLEMENT (this “Transfer Supplement”) dated as of                      between                      (“Assignor”) and                      (the “Purchasing Bank”).

W I T N E S S E T H:

WHEREAS, the Assignor has made loans to American Honda Finance Corporation, a California corporation (the “Borrower”), pursuant to the $6,000,000,000 Credit Agreement, dated as of March     , 2011 (as the same may be amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”), among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto. All capitalized terms used and not otherwise defined herein shall have the respective meaning specified in the Credit Agreement; and

WHEREAS, the Purchasing Bank desires to purchase and assume from Assignor, and the Assignor desires to sell and assign to Purchasing Bank, certain rights, title, interest and obligations under the Credit Agreement;

NOW, THEREFORE, IT IS AGREED:

i. The Assignor hereby sells and assigns to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes from the Assignor, a     % interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor as in effect on the Effective Date [in any Committed Loan owing to the Assignor, any Committed Loan Note held by the Assignor, any Commitment of the Assignor and any other interest of the Assignor under the Credit Agreement other than Money Market Loans and Money Market Notes].

ii. The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of the Committed Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $        ; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

iii. The Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer

1

Supplement and to become a party to the Credit Agreement; agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals, and decisions in taking or not taking action under the Credit Agreement; appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; [and] specifies as its address for notices and Lending Offices, the offices set forth beneath its name on the signature pages hereof [and attaches the Internal Revenue Service Form W-8 BEN or W-8 ECI].*

iv. This Transfer Supplement shall be effective on the date (the “Effective Date”) on which (a) it shall have been executed and delivered by the parties hereto, (b) if the Purchasing Bank is a Person other than a Bank or an Affiliate of the Assignor, the consent of the Administrative Agent shall have been obtained and, if no Default exists, the consent of the Borrower shall have been obtained, (c) copies hereof shall have been delivered to the Administrative Agent and the Borrower, (d) the Purchasing Bank shall have paid to the Assignor the agreed purchase price and (e) the Assignor or Purchasing Bank shall have paid an assignment fee to the Administrative Agent in the amount of $3,000.

v. On and after the Effective Date, (i) the Purchasing Bank shall be a party to the Credit Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Bank thereunder and be entitled to the benefits and rights of the Banks thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

vi. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Committed Loan Notes in respect of the interest assigned hereby (including; without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Bank. [It is understood that all fees accrued to the Effective Date are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Purchasing Bank].

*	If the Purchasing Bank is organized under the laws of a jurisdiction outside the United States.

2

The Assignor and Purchasing Bank shall make all appropriate adjustments in payments under the Credit Agreement and the Committed Loan Notes for periods prior to the Effective Date directly between themselves.

vii. Attached hereto is the Committed Loan Note referred to in Section 2.6 of the Credit Agreement. Each of the undersigned hereby requests that the Administrative Agent exchange such Note for new Notes of the Borrower (the “Replacement Notes”) as follows:

(a) a Committed Loan Note dated the Effective Date in the principal amount of $        , payable to the order of the Assignor; and

(b) a Committed Loan Note dated the Effective Date in the principal amount of $         payable to the order of the Purchasing Bank.

viii. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

ix. The Purchasing Bank hereby agrees that the Commitment Termination Date shall be                     .

3

10. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Purchasing Bank’s Address]	[NAME OF PURCHASING BANK]
[Lending Offices]
By:
Name:
Title:

Consented to this day of , 201 .

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,*
as Administrative Agent

By:
Name:
Title:

Consented to this day of , 201 .

AMERICAN HONDA FINANCE CORPORATION**

By:
Name:
Title:

*	If Purchasing Bank is not a Bank or an Affiliate of a Bank
**	If Purchasing Bank is not a Bank or an Affiliate of a Bank and no Event of Default exists.

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EXHIBIT J

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Administrative Agent

777 South Figueroa, Suite 600

Los Angeles, California 90017

Ladies and Gentlemen:

Reference is made to the $6,000,000,000 Credit Agreement dated as of March     , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto. Undefined capitalized terms have the meanings set forth therefor in the Credit Agreement.

Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests that the total Commitments be increased as follows:

Amount of Requested Increase in total

Commitments:

$

Date on which the increase is requested to become effective:

, 201

Very truly yours,

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

Title:

1

EXHIBIT K

To:	Banks party to the Credit

Agreement (defined below)

Ladies and Gentlemen:

Reference is made to the $6,000,000,000 Credit Agreement dated as of March     , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the other Agents party thereto. Undefined capitalized terms have the meanings set forth therefor in the Credit Agreement.

Pursuant to the attached letter dated                      and addressed to the undersigned as Administrative Agent, the Borrower requested the Banks to agree that the total Commitments be increased by $         in accordance with the provisions of Section 2.8 of the Credit Agreement.

Enclosed herewith is background information to assist you in considering the request. Also enclosed is the form of notice of acceptance in substantially the form of Exhibit L to the Credit Agreement. Banks wishing to increase their Commitment by all or a portion of their Pro Rata Share of the proposed increase amount should execute and return their notice of acceptance (via facsimile:    ) to the undersigned no later than             . Any Bank that does not deliver such a notice within such period shall be deemed to have declined to increase its Commitment.

If you have any questions, please contact the undersigned. Thank you for your prompt consideration of this request.

Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:
Name:
Title:

1

EXHIBIT L

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Administrative Agent

777 South Figueroa, Suite 600

Los Angeles, California 90017

Attention:

Ladies and Gentlemen:

Reference is made to the $6,000,000,000 Credit Agreement dated as of March     , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd, as Administrative Agent and the other Agents party thereto. Undefined capitalized terms have the meanings set forth therefor in the Credit Agreement.

Pursuant to Section 2.8 of the Credit Agreement and subject to the conditions thereof, the undersigned agrees/declines to increase its Commitment by $         pursuant to the request of the Borrower that the total Commitments be increased by $        .

Any Bank that does not deliver this notice within a period of 10 days from the date of the Administrative Agent’s notice shall be deemed to have declined to increase its Commitment.

Very truly yours,

[NAME OF BANK]

By:
Name:
Title:

1

EXHIBIT M

[Form of] JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) is made as of the date written below by                                          (the “Augmenting Bank”) in accordance with Section 2.8(a) of that certain $6,000,000,000 Credit Agreement dated as of March     , 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among American Honda Finance Corporation, as Borrower, the banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd, as Administrative Agent and the other Agents party thereto. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Augmenting Bank hereby agrees severally and not jointly with any other Bank to make Loans to the Borrower during the period from the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding $         (the “Augmenting Bank’s Commitment”) minus the Augmenting Bank’s Pro Rata Share of the aggregate principal amount of all Money Market Loans then outstanding, in accordance with the terms and subject to the conditions set forth in the Credit Agreement.

The Augmenting Bank confirms that it has received a copy of the Credit Agreement, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement and to become a party to the Credit Agreement; agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals, and decisions in taking or not taking action under the Credit Agreement; appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; [and] specifies as its address for notices and Lending Offices, the offices set forth beneath its name on the signature pages hereof [and attaches the Internal Revenue Service Form W-8 BEN or W-8 ECI].*

*	If the Augmenting Bank is organized under the laws of a jurisdiction outside the United States.

Joinder Agreement

The Augmenting Bank hereby acknowledges, agrees and confirms that by its execution of this Joinder Agreement, it (i) shall become a party to the Credit Agreement as of the date hereof, and that it shall have all of the rights and obligations of a “Bank” for all purposes thereunder and under the other documents relating to the Credit Documents and the transactions contemplated thereby as if it had executed the Credit Agreement and (ii) shall be subject to the terms and conditions of the Credit Agreement and the other documents relating to the Credit Documents and the transactions contemplated thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Form of Joinder Agreement

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officers as of this      the day of             , 201    .

,
Augmenting Bank

Attn:
Address:

Phone:
Facsimile:
Email:

By:
Name:
Title:

By:
Name:
Title:

Joinder Agreement

ACKNOWLEDGED AND AGREED:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., As Administrative Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

AMERICAN HONDA FINANCE CORPORATION, As Borrower

By:
Name:
Title:

SCHEDULE I

TO CREDIT AGREEMENT

Commitments

Bank	Commitment

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Administrative Agent	$680,000,000.00
Bank of America, N.A., Syndication Agent	$540,000,000.00
*Barclays Bank PLC	$540,000,000.00
Deutsche Bank AG, New York Branch, Syndication Agent	$540,000,000.00
JPMorgan Chase Bank, N.A., Syndication Agent	$540,000,000.00
BNP Paribas, Documentation Agent	$420,000,000.00
Citibank, N.A., Documentation Agent	$420,000,000.00
The Royal Bank of Scotland plc, Documentation Agent	$420,000,000.00
Mizuho Corporate Bank, Ltd., Los Angeles Branch, Senior Managing Agent	$350,000,000.00
Wells Fargo Bank, N.A., Senior Managing Agent	$350,000,000.00
Credit Suisse AG, Cayman Islands Branch, Managing Agent	$300,000,000.00
Sumitomo Mitsui Banking Corporation, Managing Agent	$300,000,000.00
Goldman Sachs Bank USA	$100,000,000.00
HSBC Bank USA, National Association	$100,000,000.00
Mitsubishi UFJ Trust and Banking Corporation	$100,000,000.00
The Norinchukin Bank, New York Branch	$100,000,000.00
Société Générale New York Branch	$100,000,000.00
The Bank of New York Mellon	$50,000,000.00
U.S. Bank National Association	$50,000,000.00

*	Barclays Capital, the investment banking division of Barclays Bank PLC is a Syndication Agent